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Table of Contents Prospectus

As filed with the Securities and Exchange Commission on March 25, 2019

Registration No. 333-213765
Registration No. 333-213765-01
Registration No. 333-213765-02
Registration No. 333-213765-03
Registration No. 333-213765-04
Registration No. 333-213765-05
Registration No. 333-213765-06

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Duke Energy Corporation Delaware	Duke Energy Carolinas, LLC North Carolina	Duke Energy Florida, LLC Florida	Duke Energy Indiana, LLC Indiana	Duke Energy Ohio, Inc. Ohio	Duke Energy Progress, LLC North Carolina	Piedmont Natural Gas Company, Inc. North Carolina
(State or other jurisdiction of incorporation or organization)
20-2777218	56-0205520	59-0247770	35-0594457	31-0240030	56-0165465	56-0556998
(I.R.S. Employer Identification Number)
550 South Tryon Street Charlotte, NC 28202 (704) 382-3853	550 South Tryon Street Charlotte, NC 28202 (704) 382-3853	229 First Avenue North St. Petersburg, FL 33701 (704) 382-3853	1000 East Main Street Plainfield, IN 46168 (704) 382-3853	139 East Fourth Street Cincinnati, OH 45202 (704) 382-3853	410 South Wilmington Street Raleigh, NC 27601 (704) 382-3853	4720 Piedmont Row Drive Charlotte, NC 28210 (704) 364-3120
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Karl W. Newlin
Treasurer and Senior Vice President, Corporate Development
Duke Energy Corporation
550 South Tryon Street
Charlotte, North Carolina 28202
(704) 382-3853
(Name, address, including zip code, and telephone numbers, including area code, of agent for service)

Please send copies of all notices, orders and communications to:
Robert T. Lucas III, Esq.
Deputy General Counsel and Assistant Corporate Secretary
Duke Energy Corporation
550 South Tryon Street
Charlotte, North Carolina 28202
(704) 382-3853

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement as determined by market conditions and other factors.

               If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.    ☐

               If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

               If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

               If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

               If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

               If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☒

               Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer", "accelerated filer", "smaller reporting company", and emerging growth company in Rule 12b-2 of the Exchange Act. (Check one):

Duke Energy Corporation	Large accelerated filer	☒	Accelerated filer	☐
	Non-accelerated filer	☐	Smaller reporting company	☐
Duke Energy Carolinas, LLC	Large accelerated filer	☐	Accelerated filer	☐
	Non-accelerated filer	☒	Smaller reporting company	☐
Duke Energy Florida, LLC	Large accelerated filer	☐	Accelerated filer	☐
	Non-accelerated filer	☒	Smaller reporting company	☐
Duke Energy Indiana, LLC	Large accelerated filer	☐	Accelerated filer	☐
	Non-accelerated filer	☒	Smaller reporting company	☐
Duke Energy Ohio, Inc.	Large accelerated filer	☐	Accelerated filer	☐
	Non-accelerated filer	☒	Smaller reporting company	☐
Duke Energy Progress, LLC	Large accelerated filer	☐	Accelerated filer	☐
	Non-accelerated filer	☒	Smaller reporting company	☐
Piedmont Natural Gas Company, Inc.	Large accelerated filer	☐	Accelerated filer	☐
	Non-accelerated filer	☒	Smaller reporting company	☐
			Emerging growth company	☐

               If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be registered	Amount to be registered	Proposed maximum offering price per	Proposed maximum aggregate offering	Amount of registration fee(1)

Common Stock of Duke Energy Corporation, par value $0.001 per share

Preferred Stock of Duke Energy Corporation, par value $0.001 per share

Depositary Shares of Duke Energy Corporation(2)

Debt Securities of Duke Energy Corporation

Debt Securities of Duke Energy Carolinas, LLC

Debt Securities of Duke Energy Florida, LLC

Debt Securities of Duke Energy Indiana, LLC

Debt Securities of Duke Energy Ohio, Inc.

Debt Securities of Duke Energy Progress, LLC

Debt Securities of Piedmont Natural Gas Company, Inc.

Total(1)				$0

(1)
An indeterminate number or amount of the securities of each identified class is being registered as may from time to time be sold at unspecified prices. Separate consideration may or may not be received for securities that are issuable upon exercise, settlement, exchange or conversion of other securities. The securities registered also include such indeterminate amounts and numbers of securities as may be issued upon exercise, settlement, exchange or conversion of securities offered hereunder, including under any applicable anti-dilution provisions. Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. The registrants are relying on Rule 456(b) and Rule 457(r) under the Securities Act to defer payment of all of the registration fee.

(2)
In the event that Duke Energy Corporation elects to offer to the public fractional interests in shares of Preferred Stock registered hereunder, Depositary Shares, evidenced by depositary receipts issued pursuant to a deposit agreement, will be distributed to those persons purchasing such fractional interests, and the shares of Preferred Stock will be issued to the depositary under any such agreement.

Explanatory Note

        This Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 (the "Registration Statement"), as amended by Post-Effective Amendment No. 1, of Duke Energy Corporation, Duke Energy Carolinas, LLC, Duke Energy Florida, LLC, Duke Energy Indiana, LLC, Duke Energy Ohio, Inc., Duke Energy Progress, LLC and Piedmont Natural Gas Company, Inc., which contained a separate prospectus for each such registrant is being filed for the purpose of: (i) amending and restating the base prospectus of Duke Energy Corporation that forms a part of the Registration Statement in order to register additional classes of securities of Duke Energy Corporation pursuant to Rule 413(b) under the Securities Act of 1933, as amended, (ii) updating certain other information in Part II of the Registration Statement and (ii) filing additional exhibits relating to Duke Energy Corporation to the Registration Statement. No changes are being made hereby to the existing prospectuses relating to the securities to be issued from time to time by Duke Energy Carolinas, LLC, Duke Energy Florida, LLC, Duke Energy Indiana, LLC, Duke Energy Ohio, Inc., Duke Energy Progress, LLC, or Piedmont Natural Gas Company, Inc., which remain a part of the Registration Statement. Accordingly, such base prospectuses are being omitted from this filing. Each registrant makes no representation as to information relating to any other registrant. Pursuant to Rule 462(e) under the Securities Act of 1933, this Post-Effective Amendment No. 2 shall become effective immediately upon filing with the Securities and Exchange Commission.

Prospectus

Duke Energy Corporation

Common Stock
Preferred Stock
Depositary Shares
Debt Securities

        From time to time, we may offer the securities described in the prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of the offering.

        We will provide specific terms of these offerings and securities in supplements to this prospectus. You should read carefully this prospectus, the information incorporated by reference in this prospectus and any prospectus supplement before you invest. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

        Our common stock is listed on the New York Stock Exchange, or NYSE, under the trading symbol "DUK."

        Investing in our securities involves risks. You should carefully consider the information in the section entitled "Risk Factors" contained in our periodic reports filed with the Securities and Exchange Commission and incorporated by reference into this prospectus before you invest in any of our securities.

        We may offer and sell the securities directly, through agents we select from time to time or to or through underwriters or dealers we select. If we use any agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 25, 2019.

Prospectus

REFERENCES TO ADDITIONAL INFORMATION

        This prospectus incorporates important business and financial information about us from other documents that are not included in or delivered with this prospectus. This information is available for you to review through the Securities and Exchange Commission's, or SEC's website, www.sec.gov. You can also obtain those documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address and telephone number:

Investor Relations Department
Duke Energy Corporation
P.O. Box 1005
Charlotte, North Carolina 28201
(704) 382-3853 or (800) 488-3853 (toll-free)

        See "Where You Can Find More Information" in this prospectus.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that Duke Energy filed with the SEC utilizing a "shelf" registration process. Under the shelf registration process, we are registering an unspecified amount of our common stock and debt securities, and may issue any of such securities in one or more offerings.

        This prospectus provides general descriptions of the securities we may offer. Each time securities are sold, a prospectus supplement will provide specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus. You should read this prospectus, the related exhibits filed with the

i

SEC and any prospectus supplement, together with the additional information described under the caption "Where You Can Find More Information."

        Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus to "Duke Energy," "we," "us" and "our" or similar terms are to Duke Energy Corporation and its subsidiaries.

FORWARD-LOOKING STATEMENTS

        This prospectus and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our management's beliefs and assumptions and can often by identified by terms and phrases that include "anticipate," "believe," "intend," "estimate," "expect," "continue," "should," "could," "may," "plan," "project," "predict," "will," "potential," "forecast," "target," "guidance," "outlook," or other similar terminology. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements; accordingly, there is no assurance that such results will be realized.

        In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements included or incorporated by reference in this prospectus might not occur or might occur to a different extent or at a different time than described. Forward-looking statements speak only as of the date they are made and we expressly disclaim an obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ii

THE COMPANY

        Duke Energy, together with its subsidiaries, is a diversified energy company with both regulated and unregulated utility operations. We conduct business through the following operating business segments: Electric Utilities and Infrastructure, Gas Utilities and Infrastructure, and Commercial Renewables.

        Duke Energy's Electric Utilities and Infrastructure segment conducts operations primarily through the regulated public utilities of Duke Energy Carolinas, LLC, Duke Energy Progress, LLC, Duke Energy Florida, LLC, Duke Energy Indiana, LLC and Duke Energy Ohio, Inc. Duke Energy's Electric Utilities and Infrastructure segment provides retail electric service through the generation, transmission, distribution and sale of electricity to approximately 7.7 million customers within the Southeast and Midwest regions of the U.S. The service territory is approximately 95,000 square miles across six states with a total estimated population of 24 million people. The operations include electricity sold wholesale to municipalities, electric cooperative utilities and other load-serving entities. Duke Energy's Electric Utilities and Infrastructure segment is also a joint owner of certain electric transmission projects.

        Duke Energy's Gas Utilities and Infrastructure segment conducts natural gas operations primarily through the regulated public utilities of Piedmont Natural Gas Company, Inc. and Duke Energy Ohio, Inc. Duke Energy's Gas Utilities and Infrastructure segment serves residential, commercial, industrial and power generation natural gas customers, including customers served by municipalities who are wholesale customers. Duke Energy's Gas Utilities and Infrastructure segment has over 1.6 million customers, including more than 1.1 million customers located in North Carolina, South Carolina and Tennessee, and an additional 531,000 customers located within southwestern Ohio and northern Kentucky.

        Duke Energy's Commercial Renewables segment primarily acquires, develops, builds, operates and owns wind and solar renewable generation throughout the continental U.S. The portfolio includes nonregulated renewable energy and energy storage businesses. This segment's renewable energy includes utility-scale wind and solar generation assets, distributed solar generation assets and a battery storage project, which total 2,991 megawatts across 19 states from 21 wind facilities, 100 solar facilities and one battery storage facility. Revenues are primarily generated by selling the power produced from renewable generation through long-term contracts to utilities, electric cooperatives, municipalities and commercial and industrial customers. In most instances, these customers have obligations under state-mandated renewable energy portfolio standards or similar state or local renewable energy goals.

        Duke Energy is a Delaware corporation. The address of Duke Energy's principal executive offices is 550 South Tryon Street, Charlotte, North Carolina 28202-1803 and its telephone number is (704) 382-3853. Duke Energy's common stock is listed and trades on the New York Stock Exchange under the symbol "DUK."

        The foregoing information about Duke Energy is only a general summary and is not intended to be comprehensive. For additional information about Duke Energy, you should refer to the information described under the caption "Where You Can Find More Information" in this prospectus.

RISK FACTORS

        Investing in our securities involves risks. Before purchasing any securities we offer, you should carefully consider the risk factors that are incorporated by reference herein from the section captioned "Risk Factors" in our Form 10-K for the year ended December 31, 2018, together with all of the other information included in this prospectus and any prospectus supplement and any other information that we have incorporated by reference, including filings made with the SEC subsequent to the date hereof. Any of these risks, as well as other risks and uncertainties, could harm our financial condition, results of operations or cash flows.

 USE OF PROCEEDS

        Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds of any offering of securities sold by us for general corporate purposes, which may include acquisitions, repayment of debt, capital expenditures and working capital. When a particular series of securities is offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities. The net proceeds may be invested temporarily in short-term marketable securities or applied to repay short-term debt until they are used for their stated purpose.

DESCRIPTION OF COMMON STOCK

        The following summary of our capital stock is subject in all respects to the applicable provisions of the Delaware General Corporation Law, or the DGCL, and our amended and restated certificate of incorporation. The following discussion is a summary of our amended and restated certificate of incorporation and by-laws and is qualified in its entirety by reference to those documents.

        Our total number of authorized shares of capital stock consists of 2 billion shares of common stock, par value $0.001 per share, and 44 million shares of preferred stock, par value $0.001 per share.

        Except as otherwise required by law and subject to the rights of the holders of any class or series of preferred stock, with respect to all matters upon which shareholders are entitled to vote or to which shareholders are entitled to give consent, the holders of any outstanding shares of common stock vote together as a class, and every holder of common stock is entitled to cast one vote in person or by proxy for each share of common stock standing in such holder's name on our books. We do not have a classified board of directors nor do we permit cumulative voting.

        Holders of common stock are not entitled to any preemptive rights to subscribe for additional shares of common stock nor are they liable to further capital calls or to assessments by us.

        Subject to applicable law and the rights, if any, of the holders of any class or series of preferred stock having a preference over the rights to participate with the common stock with respect to the payment of dividends, holders of our common stock are entitled to receive dividends or other distributions as declared by our board of directors at its discretion.

        The board of directors may create a class or series of preferred stock with dividends the rate of which is calculated by reference to, and payment of which is concurrent with, dividends on shares of common stock.

DESCRIPTION OF PREFERRED STOCK

        Our board of directors has the full authority permitted by law, at any time and from time to time, to divide the authorized and unissued shares of preferred stock into one or more classes or series and, with respect to each such class or series, to determine by resolution or resolutions the number of shares constituting such class or series and the designation of such class or series, the voting powers, if any, of the shares of such class or series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of any such class or series of preferred stock to the full extent now or as may in the future be permitted by the law of the State of Delaware. The powers, preferences and relative, participating, optional and other special rights of each class or series of preferred stock and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other classes or series at any time outstanding. Except as otherwise required by law, as provided in the certificate of incorporation or as determined by our board of directors, holders of preferred stock will not have any voting rights and will not be entitled to any notice of shareholder meetings.

Provisions that Have or May Have the Effect of Delaying or Prohibiting a Change in Control

        Under our certificate of incorporation, the board of directors has the full authority permitted by Delaware law to determine the voting rights, if any, and designations, preferences, limitations and special rights of any class or any series of any class of the preferred stock.

        The certificate of incorporation also provides that a director may be removed from office with or without cause. However, subject to applicable law, any director elected by the holders of any series of preferred stock may be removed without cause only by the holders of a majority of the shares of such series of preferred stock.

        Our certificate of incorporation requires an affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of stock of all our classes entitled to vote generally in the election of directors, voting together as a single class, to amend, alter or repeal provisions in the certificate of incorporation which relate to the number of directors and vacancies and newly created directorships.

        Our certificate of incorporation provides that certain actions required or permitted to be taken at an annual or special meeting of shareholders may be effected without a meeting by written consent of the holders of our common stock, but only if such action is taken in accordance with our certificate of incorporation, our by-laws and applicable law.

        Our by-laws provide that, except as expressly required by the certificate of incorporation or by applicable law, and subject to the rights of the holders of any series of preferred stock, special meetings of the shareholders or of any series entitled to vote may be called for any purpose or purposes only by the Chairman of the board of directors or by the board of directors. In addition, special meetings of the shareholders or of any class or series entitled to vote may also be called by our Secretary upon the written request by the holders of record at the time such request is delivered representing at least fifteen percent (15%) of the outstanding shares of our common stock.

        The provisions of our certificate of incorporation and by-laws conferring on our board of directors the full authority to issue preferred stock, the restrictions on removing directors elected by holders of preferred stock, the supermajority voting requirements relating to the amendment, alteration or repeal of the provisions governing the number of directors and filling of vacancies and newly created directorships, and the requirement that shareholders act at a meeting unless all shareholders agree in writing, in certain instances could have the effect of delaying, deferring or preventing a change in control or the removal of existing management.

DESCRIPTION OF DEPOSITARY SHARES

        We may issue depositary shares representing fractional interests in shares of our preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a depositary. The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which the general terms and provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares, deposit agreements and depositary receipts described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable deposit agreement and depositary receipts for additional information before you decide whether to purchase any of our depositary shares.

        In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of the security related to the depositary shares, we will deposit the shares of our preferred stock with the relevant depositary and will cause the depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest in the share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange, redemption, sinking fund, subscription and liquidation rights). To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the depositary shares offered thereby. The terms of any offered depositary shares will be described in a supplement to this prospectus.

DESCRIPTION OF DEBT SECURITIES

        Duke Energy will issue the debt securities, whether senior or subordinated, in one or more series under its Indenture, dated as of June 3, 2008, as supplemented from time to time. Unless otherwise specified in the applicable prospectus supplement, the trustee under the Indenture, or the Indenture Trustee, will be The Bank of New York Mellon Trust Company, N.A. A copy of the Indenture is an exhibit to the registration statement, of which this prospectus is a part.

        Duke Energy conducts its business through subsidiaries. Accordingly, its ability to meet its obligations under the debt securities is dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to Duke Energy. In addition, the rights that Duke Energy and its creditors would have to participate in the assets of any such subsidiary upon the subsidiary's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors. Certain subsidiaries of Duke Energy have incurred substantial amounts of debt in the operations and expansion of their businesses, and Duke Energy anticipates that certain of its subsidiaries will do so in the future.

        Holders of debt securities will generally have a junior position to claims of creditors of our subsidiaries, including trade creditors, debt holders, secured creditors, taxing authorities, guarantee holders and any holders of preferred stock. In addition to trade debt, certain of our operating subsidiaries have ongoing corporate debt programs used to finance their business activities. Unless otherwise specified in a prospectus supplement, the Indenture will not limit the amount of indebtedness or preferred stock issuable by our subsidiaries.

        The following description of the debt securities is only a summary and is not intended to be comprehensive. For additional information you should refer to the Indenture.

General

        The Indenture does not limit the amount of debt securities that Duke Energy may issue under it. Duke Energy may issue debt securities from time to time under the Indenture in one or more series by entering into supplemental indentures or by its board of directors or a duly authorized committee authorizing the issuance.

        The debt securities of a series need not be issued at the same time, bear interest at the same rate or mature on the same date.

Provisions Applicable to Particular Series

        The prospectus supplement for a particular series of debt securities being offered will disclose the specific terms related to the offering, including the price or prices at which the debt securities to be offered will be issued. Those terms may include some or all of the following:

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  the title of the series;

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  the total principal amount of the debt securities of the series;

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  the date or dates on which principal is payable or the method for determining the date or dates, and any right that Duke Energy has to change the date on which principal is payable;

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  the interest rate or rates, if any, or the method for determining the rate or rates, and the date or dates from which interest will accrue;

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  any interest payment dates and the regular record date for the interest payable on each interest payment date, if any;

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  whether Duke Energy may extend the interest payment periods and, if so, the terms of the extension;

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  the place or places where payments will be made;

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  whether Duke Energy has the option to redeem the debt securities and, if so, the terms of its redemption option;

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  any obligation that Duke Energy has to redeem the debt securities through a sinking fund or to purchase the debt securities through a purchase fund or at the option of the holder;

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  whether the provisions described under "Satisfaction and Discharge; Defeasance and Covenant Defeasance" will not apply to the debt securities;

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  the currency in which payments will be made if other than U.S. dollars, and the manner of determining the equivalent of those amounts in U.S. dollars;

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  if payments may be made, at Duke Energy's election or at the holder's election, in a currency other than that in which the debt securities are stated to be payable, then the currency in which those payments may be made, the terms and conditions of the election and the manner of determining those amounts;

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  the portion of the principal payable upon acceleration of maturity, if other than the entire principal;

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  whether the debt securities will be issuable as global securities and, if so, the securities depositary;

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  any changes in the events of default or covenants with respect to the debt securities;

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  any index or formula used for determining principal, premium or interest;

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  the terms of the subordination of any series of subordinated debt;

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  if the principal payable on the maturity date will not be determinable on one or more dates prior to the maturity date, the amount which will be deemed to be such principal amount or the manner of determining it;

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  the person to whom any interest shall be payable if other than the person in whose name the debt security is registered on the regular record date for such interest payment; and

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  any other terms.

        Unless Duke Energy states otherwise in the applicable prospectus supplement, Duke Energy will issue the debt securities only in fully registered form without coupons, and there will be no service charge for any registration of transfer or exchange of the debt securities. Duke Energy may, however, require payment to cover any tax or other governmental charge payable in connection with any transfer or exchange (excluding certain exchanges not constituting a transfer as set forth in the Indenture). Subject to the terms of the Indenture and the limitations applicable to global securities, transfers and exchanges of the debt securities may be made at The Bank of New York Mellon Trust Company, N.A.,

101 Barclay Street, New York, New York 10286 or at any other office maintained by Duke Energy for such purpose.

        The debt securities will be issuable in denominations of $1,000 and any integral multiples of $1,000, unless Duke Energy states otherwise in the applicable prospectus supplement. Duke Energy may at any time deliver executed debt securities to the Indenture Trustee for authentication, and the Indenture Trustee shall authenticate such debt securities upon the written request of Duke Energy and satisfaction of certain other conditions set forth in the Indenture.

        Duke Energy may offer and sell the debt securities, including original issue discount debt securities, at a substantial discount below their principal amount. The applicable prospectus supplement will describe special United States federal income tax and any other considerations applicable to those securities. In addition, the applicable prospectus supplement may describe certain special United States federal income tax or other considerations, if any, applicable to any debt securities that are denominated in a currency other than U.S. dollars.

Global Securities

        We may issue some or all of the Debt Securities as book-entry securities. Any such book-entry securities will be represented by one or more fully registered global certificates. We will register each global security with or on behalf of a securities depositary identified in the applicable prospectus supplement. Each global security will be deposited with the securities depositary or its nominee or a custodian for the securities depositary.

        As long as the securities depositary or its nominee is the registered holder of a global security representing Debt Securities, that person will be considered the sole owner and holder of the global security and the securities it represents for all purposes. Except in limited circumstances, owners of beneficial interests in a global security:

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  may not have the global security or any Debt Securities registered in their names;

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  may not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange for the global security; and

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  will not be considered the owners or holders of the global security or any Debt Securities for any purposes under the applicable securities or the related mortgage or indenture.

        We will make all payments of principal and any premium and interest on a global security to the securities depositary or its nominee as the holder of the global security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

        Ownership of beneficial interests in a global security will be limited to institutions having accounts with the securities depositary or its nominee, which are called "participants" in this discussion, and to persons that hold beneficial interests through participants. When a global security representing Debt Securities is issued, the securities depositary will credit on its book-entry, registration and transfer system the principal amounts of Debt Securities the global security represents to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:

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  the securities depositary, with respect to participants' interests; and

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  any participant, with respect to interests the participant holds on behalf of other persons.

        Payments participants make to owners of beneficial interests held through those participants will be the responsibility of those participants. The securities depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global security. None of the following will have any responsibility or liability for any aspect of the securities depositary's or any participant's records relating to beneficial interests in a global security representing Debt Securities, for payments made on account of those beneficial interests or for maintaining, supervising or reviewing any records relating to those beneficial interests:

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  Duke Energy Corporation;

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  the applicable trustee; or

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  any agent of either of them.

Redemption

        Provisions relating to the redemption of debt securities will be set forth in the applicable prospectus supplement. Unless Duke Energy states otherwise in the applicable prospectus supplement, Duke Energy may redeem debt securities only upon notice mailed at least thirty (30), but not more than sixty (60) days before the date fixed for redemption. Unless Duke Energy states otherwise in the applicable prospectus supplement, that notice may state that the redemption will be conditional upon the Indenture Trustee, or the applicable paying agent, receiving sufficient funds to pay the principal, premium and interest on those debt securities on the date fixed for redemption and that if the Indenture Trustee or the applicable paying agent does not receive those funds, the redemption notice will not apply, and Duke Energy will not be required to redeem those debt securities. If less than all the debt securities of a series are to be redeemed, the particular debt securities to be redeemed shall be selected by the Indenture Trustee by such method as the Indenture Trustee shall deem fair and appropriate.

        Duke Energy will not be required to:

  •
  issue, register the transfer of, or exchange any debt securities of a series during the fifteen (15) day period before the date the notice is mailed identifying the debt securities of that series that have been selected for redemption; or

  •
  register the transfer of or exchange any debt security of that series selected for redemption except the unredeemed portion of a debt security being partially redeemed.

Consolidation, Merger, Conveyance or Transfer

        The Indenture provides that Duke Energy may consolidate or merge with or into, or convey or transfer all or substantially all of its properties and assets to, another corporation or other entity. Any successor must, however, assume Duke Energy's obligations under the Indenture and the debt securities issued under it, and Duke Energy must deliver to the Indenture Trustee a statement by certain of its officers and an opinion of counsel that affirm compliance with all conditions in the Indenture relating to the transaction. When those conditions are satisfied, the successor will succeed to and be substituted for Duke Energy under the Indenture, and Duke Energy will be relieved of its obligations under the Indenture and the debt securities.

Modification; Waiver

        Duke Energy may modify the Indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of all series of debt securities that are affected by the modification, voting as one class. The consent of the holder of each outstanding debt security affected is, however, required to:

  •
  change the maturity date of the principal or any installment of principal or interest on that debt security;

  •
  reduce the principal amount, the interest rate or any premium payable upon redemption of that debt security;

  •
  reduce the amount of principal due and payable upon acceleration of maturity;

  •
  change the currency of payment of principal, premium or interest on that debt security;

  •
  impair the right to institute suit to enforce any such payment on or after the maturity date or redemption date;

  •
  reduce the percentage in principal amount of debt securities of any series required to modify the Indenture, waive compliance with certain restrictive provisions of the Indenture or waive certain defaults; or

  •
  with certain exceptions, modify the provisions of the Indenture governing modifications of the Indenture or governing waiver of covenants or past defaults.

        In addition, Duke Energy may modify the Indenture for certain other purposes, without the consent of any holders of debt securities.

        Unless Duke Energy states otherwise in the applicable prospectus supplement, the holders of a majority in principal amount of the outstanding debt securities of any series may waive, for that series, Duke Energy's compliance with certain restrictive provisions of the Indenture. The holders of a majority in principal amount of the outstanding debt securities of all series under the Indenture with respect to which a default has occurred and is continuing, voting as one class, may waive that default for all those series, except a default in the payment of principal or any premium or interest on any debt security or a default with respect to a covenant or provision which cannot be modified without the consent of the holder of each outstanding debt security of the series affected.

Events of Default

        The following are events of default under the Indenture with respect to any series of debt securities, unless Duke Energy states otherwise in the applicable prospectus supplement:

  •
  failure to pay principal of or any premium on any debt security of that series when due;

  •
  failure to pay when due any interest on any debt security of that series that continues for sixty (60) days; for this purpose, the date on which interest is due is the date on which Duke Energy is required to make payment following any deferral of interest payments by it under the terms of debt securities that permit such deferrals;

  •
  failure to make any sinking fund payment when required for any debt security of that series that continues for sixty (60) days;

  •
  failure to perform any other covenant in the Indenture (other than a covenant expressly included solely for the benefit of other series) that continues for ninety (90) days after the Indenture Trustee or the holders of at least 33% of the outstanding debt securities of that series give Duke Energy and, if such notice is given by the holders, the Indenture Trustee written notice of the default; and

  •
  certain bankruptcy, insolvency or reorganization events with respect to Duke Energy.

        In the case of the fourth event of default listed above, the Indenture Trustee may extend the grace period. In addition, if holders of a particular series have given a notice of default, then holders of at least the same percentage of debt securities of that series, together with the Indenture Trustee, may also extend the grace period. The grace period will be automatically extended if Duke Energy has initiated and is diligently pursuing corrective action within the original grace period.

        Duke Energy may establish additional events of default for a particular series and, if established, any such events of default will be described in the applicable prospectus supplement.

        If an event of default with respect to debt securities of a series occurs and is continuing, then the Indenture Trustee or the holders of at least 33% in principal amount of the outstanding debt securities of that series may declare the principal amount of all debt securities of that series to be immediately due and payable. However, that event of default will be considered waived at any time after the declaration, but before a judgment or decree for payment of the money due has been obtained if:

  •
  Duke Energy has paid or deposited with the Indenture Trustee all overdue interest, the principal and any premium due otherwise than by the declaration and any interest on such amounts, and any interest on overdue interest, to the extent legally permitted, in each case with respect to that series, and all amounts due to the Indenture Trustee; and

  •
  all events of default with respect to that series, other than the nonpayment of the principal that became due solely by virtue of the declaration, have been cured or waived.

        The Indenture Trustee is under no obligation to exercise any of its rights or powers at the request or direction of any holders of debt securities unless those holders have offered the Indenture Trustee security or indemnity against the costs, expenses and liabilities which it might incur as a result. The holders of a majority in principal amount of the outstanding debt securities of any series have, with certain exceptions, the right to direct the time, method and place of conducting any proceedings for any remedy available to the Indenture Trustee or the exercise of any power of the Indenture Trustee with respect to those debt securities. The Indenture Trustee may withhold notice of any default, except a default in the payment of principal or interest, or in the payment of any sinking or purchase fund installment, from the holders of any series if the Indenture Trustee in good faith considers it in the interest of the holders to do so.

        The holder of any debt security will have an absolute and unconditional right to receive payment of the principal, any premium and, within certain limitations, any interest on that debt security on its maturity date or redemption date and to enforce those payments.

        Duke Energy is required to furnish each year to the Indenture Trustee a statement by certain of its officers to the effect that it is not in default under the Indenture or, if there has been a default, specifying the default and its status.

Payments; Paying Agent

        The paying agent will pay the principal of any debt securities only if those debt securities are surrendered to it. The paying agent will pay interest on debt securities issued as global securities by wire transfer to the holder of those global securities. Unless Duke Energy states otherwise in the applicable prospectus supplement, the paying agent will pay interest on debt securities that are not in global form at its office or, at Duke Energy's option:

  •
  by wire transfer to an account at a banking institution in the United States that is designated in writing to the Indenture Trustee at least sixteen (16) days prior to the date of payment by the person entitled to that interest; or

  •
  by check mailed to the address of the person entitled to that interest as that address appears in the security register for those debt securities.

        Unless Duke Energy states otherwise in the applicable prospectus supplement, the Indenture Trustee will act as paying agent for that series of debt securities, and the principal corporate trust office of the Indenture Trustee will be the office through which the paying agent acts. Duke Energy may, however, change or add paying agents or approve a change in the office through which a paying agent acts.

        Any money that Duke Energy has paid to the Indenture Trustee or a paying agent for principal, any premium or interest on any debt securities which remains unclaimed at the end of two years after that principal, premium or interest has become due will be repaid to Duke Energy at its request. After repayment to Duke Energy, holders should look only to Duke Energy for those payments.

Satisfaction and Discharge, Defeasance and Covenant Defeasance

        Upon the written request of Duke Energy, the Indenture shall be satisfied and discharged (except as to certain surviving rights and obligations specified in the Indenture) when:

  •
  either all debt securities have been delivered to the Indenture Trustee for cancellation or all debt securities not delivered to the Indenture Trustee for cancellation are due and payable within one year (at maturity or due to redemption) and Duke Energy has deposited with the Indenture Trustee money or government obligations sufficient to pay and discharge such debt securities to the applicable maturity or redemption date (including principal, any premium and interest thereon);

  •
  Duke Energy has paid or caused to be paid all other sums payable under the Indenture by Duke Energy; and

  •
  Duke Energy has delivered to the Indenture Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent relating to the satisfaction and discharge of the Indenture have been complied with.

        The Indenture provides that Duke Energy may be:

  •
  discharged from its obligations, with certain limited exceptions, with respect to any series of debt securities, as described in the Indenture, such a discharge being called a "defeasance" in this prospectus; and

  •
  released from its obligations under certain restrictive covenants especially established with respect to any series of debt securities, as described in the Indenture, such a release being called a "covenant defeasance" in this prospectus.

        Duke Energy must satisfy certain conditions to effect a defeasance or covenant defeasance. Those conditions include the irrevocable deposit with the Indenture Trustee, in trust, of money or government obligations which through their scheduled payments of principal and interest would provide sufficient money to pay the principal and any premium and interest on those debt securities on the maturity dates of those payments or upon redemption.

        Following a defeasance, payment of the debt securities defeased may not be accelerated because of an event of default under the Indenture. Following a covenant defeasance, the payment of debt securities may not be accelerated by reference to the covenants from which Duke Energy has been released. A defeasance may occur after a covenant defeasance.

        Under current United States federal income tax laws, a defeasance would be treated as an exchange of the relevant debt securities in which holders of those debt securities might recognize gain or loss. In addition, the amount, timing and character of amounts that holders would thereafter be required to include in income might be different from that which would be includible in the absence of that defeasance. Duke Energy urges investors to consult their own tax advisors as to the specific consequences of a defeasance, including the applicability and effect of tax laws other than United States federal income tax laws.

        Under current United States federal income tax law, unless accompanied by other changes in the terms of the debt securities, a covenant defeasance should not be treated as a taxable exchange.

Concerning the Indenture Trustee

        The Bank of New York Mellon Trust Company, N.A., or BNYM, is the Indenture Trustee. Duke Energy and certain of its affiliates maintain deposit accounts and banking relationships with BNYM or its affiliates. BNYM or its affiliates also serve as trustee or agent under other indentures and agreements pursuant to which securities of Duke Energy and of certain of its affiliates are outstanding.

        The Indenture Trustee will perform only those duties that are specifically set forth in the Indenture unless an event of default under the Indenture occurs and is continuing. In case an event of default occurs and is continuing, the Indenture Trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs.

        Upon any application by Duke Energy to the Indenture Trustee to take any action under any provision of the Indenture, Duke Energy is required to furnish to the Indenture Trustee such certificates and opinions as may be required under the Trust Indenture Act of 1939, as amended.

PLAN OF DISTRIBUTION

        We may sell securities to one or more underwriters or dealers for public offering and sale by them, or we may sell the securities to investors directly or through agents. The prospectus supplement relating to the securities being offered will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

  •
  the name or names of any underwriters;

  •
  the purchase price of the securities and the proceeds to us from the sale;

  •
  any underwriting discounts and other items constituting underwriters' compensation;

  •
  any public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange or market on which the securities may be listed.

        Only those underwriters identified in the prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.

        We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies. We may sell securities through forward contracts or similar arrangements. In connection with the sale of securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

        We may sell the securities directly or through agents we designate from time to time. Any agent involved in the offer or sale of the securities covered by this prospectus will be named in a prospectus supplement relating to such securities. Commissions payable by us to agents will be set forth in a prospectus supplement relating to the securities being offered. Unless otherwise indicated in a prospectus supplement, any such agents will be acting on a best-efforts basis for the period of their appointment.

        Some of the underwriters, dealers or agents and some of their affiliates who participate in the securities distribution may engage in other transactions with, and perform other services for, us and our subsidiaries or affiliates in the ordinary course of business.

        Any underwriting or other compensation which we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. Underwriters, and their controlling persons, and agents may be entitled, under agreements we enter into with them, to indemnification against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

EXPERTS

        The consolidated financial statements incorporated in this prospectus by reference from Duke Energy Corporation's Annual Report on Form 10-K, and the effectiveness of Duke Energy Corporation's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

VALIDITY OF THE SECURITIES

        Robert T. Lucas III, Esq., who is Deputy General Counsel of Duke Energy Business Services LLC, the service company affiliate of Duke Energy Corporation, and/or counsel named in the applicable prospectus supplement, will issue an opinion about the validity of the securities we are offering in the applicable prospectus supplement. Counsel named in the applicable prospectus supplement will pass upon certain legal matters on behalf of any underwriters.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. Our filings with the SEC, as well as additional information about us, are also available to the public through Duke Energy's website at http://www.duke-energy.com and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. The information on our website is not a part of this prospectus. Our filings are also available to the public through the SEC website at http://www.sec.gov.

        The SEC allows us to "incorporate by reference" into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents incorporated in the prospectus at the time the registration statement became effective and all later documents filed with the SEC, in all cases as updated and superseded by later filings with the SEC. Duke Energy incorporates by reference the documents listed below and any future documents filed by Duke Energy Corporation with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the offering is completed.

  •
  Annual Report on Form 10-K for the year ended December 31, 2018, including the portions of our definitive proxy statement filed on Schedule 14A on March 21, 2019 that are incorporated by reference therein; and

  •
  Current Reports on Form 8-K filed on February 28, 2019, March 11, 2019 and March 21, 2019.

        We will provide without charge a copy of these filings, other than any exhibits unless the exhibits are specifically incorporated by reference into this prospectus. You may request a copy by writing us at the following address or telephoning one of the following numbers:

Investor Relations Department
Duke Energy Corporation
P.O. Box 1005
Charlotte, North Carolina 28201
(704) 382-3853 or (800) 488-3853 (toll-free)

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the securities described in this prospectus in any state where the offer or sale is not permitted. You should assume that the information contained in the prospectus is accurate only as of its date. Our business, financial condition, results of operations and prospects may have changed since that date.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution:

        The following table sets forth the costs and expenses, all of which will be paid by the registrants, in connection with the distribution of the securities being registered. All amounts are estimated, except the SEC registration fee:

SEC registration fee	$	*
Legal fees and expenses		**
Accounting fees and expenses		**
Printing expenses		**
Rating agency fees		**
Trustee and/or Transfer Agent and Registrar and Depositary fees and expenses		**
Stock exchange listing fees		**
Blue Sky fees and expenses		**
Miscellaneous		**

TOTAL	$	**

*
Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act.

**
Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the registrants anticipate they will incur in connection with the offering of securities under the registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.    Indemnification of Directors and Officers.

Duke Energy Corporation

        Delaware law permits a corporation to adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director, but not an officer in his or her capacity as such, to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that such provision shall not elimitate or limit the liability of a director for (i) any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability under section 174 of the Delaware General Corporation Law (the "DGCL") for unlawful payment of dividends or stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit. Our certificate of incorporation provides that no director of ours shall be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent such an exemption from liability or limitation thereof is not permitted under applicable law.

        Under Delaware law, a corporation may indemnify any person made a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than action by or in the right of the corporation, because he or she is or was an officer, director, employee or agent of the corporation or was serving at the request of the corporation as an officer, director, employee or agent of another corporation or entity against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding: (1) if he or she acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; or (2) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify any person made a party or threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation because he or she was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses actually and reasonably incurred in connection with such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, provided that such indemnification will be denied if the person is found liable to the corporation unless, in such a case, the court determines the person is entitled to indemnification for such expenses in any event. A corporation must indemnify a present or former director or officer who successfully defends himself or herself in a proceeding to which he or she was a party because he or she was a director or officer of the corporation against expenses actually and reasonably incurred by him or her. Expenses incurred by an officer or director, or any employees or agents as deemed appropriate by the board of directors, in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. The Delaware law regarding indemnification and expense advancement is not exclusive of any other rights which may be granted by our certificate of incorporation or bylaws, a vote of shareholders or disinterested directors, agreement or otherwise.

        Under the DGCL, termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that such person is prohibited from being indemnified.

        Our bylaws provide that we will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of us), by reason of the fact that such person is or was a director or officer of us, or is or was a director or officer serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

        Our bylaws further provide that we will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of us to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of us, or is or was a director or officer of us serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith, and in a manner such person reasonably believed to be in or not opposed to our best interests except that no indemnification will be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to us unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        However, our bylaws provide that we will only provide indemnification pursuant to the bylaws (unless ordered by a court) if such indemnification is authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in the bylaws. Such determination is to be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of directors who are not parties to such action, suit or proceeding designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the shareholders. Such determination is to be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on our behalf. To the extent, however, that a present or former director or officer of ours has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

        Our bylaws further provide that except for proceedings to enforce rights to indemnification, we will not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the board of directors.

        The indemnification and advancement of expenses provided by, or granted pursuant to, our bylaws are not deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. It is our policy that indemnification shall generally be made to the fullest extent permitted by law. Our bylaws do not preclude indemnifying persons in addition to those specified in the bylaws but whom we have the power or obligation to indemnify under the provisions of the DGCL, or otherwise.

        We may also purchase and maintain insurance on behalf of any person who is or was a director or officer, or is or was a director or officer serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not we would have the power or the obligation to indemnify such person against such liability under the provisions of the bylaws.

Duke Energy Carolinas, LLC

        Part 3 of Article 3 of the North Carolina Limited Liability Company Act and the Limited Liability Company Operating Agreement of Duke Energy Carolinas permit or require indemnification of its directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended (the "Securities Act"). In addition, Duke Energy Carolinas maintains insurance on behalf of directors, officers, employees or agents, which may cover liabilities under the Securities Act.

        The Limited Liability Company Operating Agreement of Duke Energy Carolinas (the "Company") provides that any person who is or was serving as a member, director, officer, employee or agent of the Company or who, at the request of the Company, is or was serving as a director, manager, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan, shall be indemnified by the Company, to the fullest extent permitted by law, against (a) litigation expenses, including costs, expenses and reasonable attorneys' fees incurred by any such person in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, whether formal or informal, and whether or not brought by or on behalf of the Company, arising out of such person's status as such or such person's activities in any of the foregoing capacities, (b) liability, including payments made by such person in satisfaction of any judgment, money decree, fine (including an excise tax assessed with respect to an employee benefit plan), penalty or settlement for which such person may have become liable in any such action, suit or proceeding, (c) payments made and personal liabilities reasonably incurred in the authorized conduct of the business of the Company or for the preservation of its business and its property and (d) reasonable costs, expenses and attorneys' fees incurred by such person in connection with the enforcement of the indemnification rights provided in the agreement. The agreement further provides that any person who is or was serving in any of the foregoing capacities for or on behalf of the Company shall be conclusively deemed to be doing or to have done so in reliance upon, and as consideration for, such indemnification rights. The agreement also states that the rights of indemnification described above (which shall be deemed to be a contract between any such person and the Company enforceable on the part of such person notwithstanding any subsequent amendment or repeal of the agreement) shall inure to the benefit of the successors, estates or legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the agreement, by contract, resolution or otherwise.

Duke Energy Florida, LLC

        The Florida Revised Limited Liability Company Act, as amended (the "Florida Act"), provides that a limited liability company may provide for the reimbursement, indemnification, advancement of defense expenses, and insurance for members and managers. Indemnification rights are not available for transactions in which the member or manager failed to comply with their fiduciary duties; transactions in violation of criminal law; transactions in which the person received an improper benefit; liability in connection with improper distributions; and willful misconduct or conscious disregard of the company's interest in a derivative action. The Florida Act specifically addresses improper conduct in connection with a derivative action and precludes indemnification for any breach of statutory standards of conduct or the knowing violation of any law. The prohibition of indemnification for such wrongful conduct cannot be changed by the operating agreement, nor can the operating agreement limit a person's liability to the limited liability company if his or her wrongful conduct causes damages. Both of such restrictions are nonwaivable under sections §§605.0105(3)(g) & (p)) of the Florida Act

        A limited liability company may provide for the advancement of reasonable expenses if the person agrees to repay the advancement if it is subsequently determined that the person is not entitled to indemnification. A limited liability company may purchase and maintain insurance on behalf of a member or manager against liability incurred in their capacities, or arising from their status, even for wrongful conduct of the kind described above for which indemnification would not otherwise be permitted.

        The Limited Liability Company Operating Agreement of Duke Energy Florida (the "Company") provides that any person who is or was serving as a member, director, officer, employee or agent of the Company or who, at the request of the Company, is or was serving as a director, manager, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan, shall be indemnified by the Company, to the fullest extent permitted by law, against (a) litigation expenses, including costs, expenses and reasonable attorneys' fees incurred by any such person in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, whether formal or informal, and whether or not brought by or on behalf of the Company, arising out of such person's status as such or such person's activities in any of the foregoing capacities, (b) liability, including payments made by such person in satisfaction of any judgment, money decree, fine (including an excise tax assessed with respect to an employee benefit plan), penalty or settlement for which such person may have become liable in any such action, suit or proceeding, (c) payments made and personal liabilities reasonably incurred in the authorized conduct of the business of the Company or for the preservation of its business and its property and (d) reasonable costs, expenses and attorneys' fees incurred by such person in connection with the enforcement of the indemnification rights provided in the agreement. The agreement further provides that any person who is or was serving in any of the foregoing capacities for or on behalf of the Company shall be conclusively deemed to be doing or to have done so in reliance upon, and as consideration for, such indemnification rights. The agreement also states that the rights of indemnification described above (which shall be deemed to be a contract between any such person and the Company enforceable on the part of such person notwithstanding any subsequent amendment or repeal of the agreement) shall inure to the benefit of the successors, estates or legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the agreement, by contract, resolution or otherwise.

        Duke Energy Corporation, our parent, has purchased insurance with respect to, among other things, the liabilities that may arise under the statutory provisions referred to above. Our directors and officers are also insured against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended, that might be incurred by them in such capacities and against which they are not indemnified by us.

Duke Energy Indiana, LLC

        Section 23-18-2-2 of the Indiana Business Flexibility Act ("Indiana LLC Law") provides that, unless the limited liability company's articles of organization provide otherwise, every limited liability company has the power to indemnify and hold harmless any member, manager, agent, or employee from and against any and all claims and demands, except in the case of an action or failure to act by the member, agent, or employee which constitutes willful misconduct or recklessness and subject to any standards and restrictions set forth in a written operating agreement. Section 23-18-4-4 of the Indiana LLC Law provides that a written operating agreement may provide for indemnification of a member or manager for monetary damages for judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which a person is a party because the person is or was a member or manager.

        The Limited Liability Company Operating Agreement of Duke Energy Indiana (the "Company") provides that any person who is or was serving as a member, director, officer, employee or agent of the Company or who, at the request of the Company, is or was serving as a director, manager, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan, shall be indemnified by the Company, to the fullest extent permitted by law, against (a) litigation expenses, including costs, expenses and reasonable attorneys' fees incurred by any such person in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, whether formal or informal, and whether or not brought by or on behalf of the Company, arising out of such person's status as such or such person's activities in any of the foregoing capacities, (b) liability, including payments made by such person in satisfaction of any judgment, money decree, fine (including an excise tax assessed with respect to an employee benefit plan), penalty or settlement for which such person may have become liable in any such action, suit or proceeding, (c) payments made and personal liabilities reasonably incurred in the authorized conduct of the business of the Company or for the preservation of its business and its property and (d) reasonable costs, expenses and attorneys' fees incurred by such person in connection with the enforcement of the indemnification rights provided in the agreement. The agreement further provides that any person who is or was serving in any of the foregoing capacities for or on behalf of the Company shall be conclusively deemed to be doing or to have done so in reliance upon, and as consideration for, such indemnification rights. The agreement also states that the rights of indemnification described above (which shall be deemed to be a contract between any such person and the Company enforceable on the part of such person notwithstanding any subsequent amendment or repeal of the agreement) shall inure to the benefit of the successors, estates or legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the agreement, by contract, resolution or otherwise.

        The indemnification described above may include liabilities under the Securities Act. In addition, Duke Energy Indiana maintains insurance permitted by the laws of Indiana on behalf of directors and officers which may cover liabilities under the securities laws, except those arising under Section 16(b) of the Securities Exchange Act of 1934, as amended, or involving fraud, criminal fines or penalties or deliberate dishonesty with respect to a material matter which is the subject of litigation.

Duke Energy Ohio, Inc.

        Section 1701.13(E) of the Ohio Revised Code (the "Ohio Code") provides that a corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager or agent of another corporation, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding, if the person is determined under the procedure described in the Ohio Code to have (a) acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and (b) had no reasonable cause to believe the conduct was unlawful in the case of any criminal action or proceeding. However, with respect to expenses actually and reasonably incurred in connection with the defense or settlement of any action or suit by or in the right of the corporation to procure a judgment in its favor, no indemnification is to be made (i) in respect of any claim, issue, or matter as to which such person was adjudged liable for negligence or misconduct in the performance of such person's duty to the corporation unless, and only to the extent that, it is determined by the court upon application that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper, or (ii) in respect of any action or suit in which the only liability asserted against a director is in connection with the alleged making of an unlawful loan, dividend or distribution of corporate assets. The Ohio Code also provides that such person shall be indemnified against expenses actually and reasonably incurred by the person to the extent successful in defense of the actions referred to above, or in defense of any claim, issue, or matter therein.

        Duke Energy Ohio's Regulations contain substantially the same provisions except that indemnity under the statute is made mandatory as to directors and officers by the Regulations.

        Duke Energy Ohio maintains an insurance policy covering Duke Energy Ohio's directors and officers against certain civil liabilities, including liabilities under the Securities Act.

Duke Energy Progress, LLC

        Part 3 of Article 3 of the North Carolina Limited Liability Company Act and the Limited Liability Company Operating Agreement of Duke Energy Progress (the "Company") permit or require indemnification of its directors and officers in a variety of circumstances, which may include liabilities under the Securities Act. In addition, the Company maintains insurance on behalf of directors, officers, employees or agents, which may cover liabilities under the Securities Act.

        The Limited Liability Company Operating Agreement of the Company provides that any person who is or was serving as a member, director, officer, employee or agent of the Company or who, at the request of the Company, is or was serving as a director, manager, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan, shall be indemnified by the Company, to the fullest extent permitted by law, against (a) litigation expenses, including costs, expenses and reasonable attorneys' fees incurred by any such person in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, whether formal or informal, and whether or not brought by or on behalf of the Company, arising out of such person's status as such or such person's activities in any of the foregoing capacities, (b) liability, including payments made by such person in satisfaction of any judgment, money decree, fine (including an excise tax assessed with respect to an employee benefit plan), penalty or settlement for which such person may have become liable in any such action, suit or proceeding, (c) payments made and personal liabilities reasonably incurred in the authorized conduct of the business of the Company or for the preservation of its business and its property and (d) reasonable costs, expenses and attorneys' fees incurred by such person in connection with the enforcement of the indemnification rights provided in the agreement. The agreement further provides that any person who is or was serving in any of the foregoing capacities for or on behalf of the Company shall be conclusively deemed to be doing or to have done so in reliance upon, and as consideration for, such indemnification rights. The agreement also states that the rights of indemnification described above (which shall be deemed to be a contract between any such person and the Company enforceable on the part of such person notwithstanding any subsequent amendment or repeal of the agreement) shall inure to the benefit of the successors, estates or legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the agreement, by contract, resolution or otherwise.

Piedmont Natural Gas Company, Inc.

        Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act ("NCBCA"), the Restated Articles of Incorporation (the "Articles of Incorporation") and the Bylaws of Piedmont Natural Gas Company, Inc. (the "Company"), as amended and restated to date (the "Bylaws"), provide for indemnification of the Company's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933. The Company has insurance covering expenditures it might incur in connection with the indemnification of its directors and officers for their liabilities and expenses.

        The NCBCA provides directors and officers with a right to indemnification when the director or officer has been wholly successful, on the merits or otherwise, in defense of any proceeding to which he was a party because he is or was a director or officer of the corporation. The NCBCA also permits a corporation to indemnify directors and officers who met a certain standard of conduct. Directors and officers are also entitled to apply to a court for an order requiring the corporation to indemnify the director or officer in a particular case. The court may grant such an order if it determines the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances. Nevertheless, under the NCBCA, a corporation may not indemnify a director or officer in connection with a proceeding by or in the right of the corporation in which the director or officer is adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to a director or officer who is adjudged liable on the basis that personal benefit was improperly received by such director or officer.

        The NCBCA also authorizes a corporation to indemnify directors and officers beyond the indemnification rights granted by law. The Bylaws provide that any person who is or was a director, and the Company's officers who are also directors or who are designated by the Board of Directors from time to time as indemnified officers and any director or officer who at the request of the Company serves or has served as a director, officer, partner, trustee, employee or agent of any other corporation or other enterprise, will be reimbursed and indemnified against liability and expenses incurred by that person in connection with any action, suit or proceeding arising out of that person's status as director or officer if it is determined that person's acts or omissions were not reasonably known or believed by him or her to be clearly in conflict with the Company's best interests. The Bylaws further provide that the Company shall indemnify each director and indemnified officer for his or her reasonable costs, expenses and attorneys' fees incurred in connection with the enforcement of the rights to indemnification granted under the Bylaws, if it is determined that such director or indemnified officer is entitled to indemnification under the Bylaws.

        As authorized by the NCBCA, and to the fullest extent permitted by the NCBCA, the Company's Articles of Incorporation limit the liability of a director by providing that a director shall not be liable to the Company or to any shareholder of the Company for monetary damages arising from the director's breach of his or her duties as a director, except for liability with respect to (i) acts or omissions not made in good faith that the director at the time of the breach knew or believed were in conflict with the Company's best interests, (ii) unlawful distributions, (iii) any transaction from which the director or officer derived an improper personal benefit and (iv) acts or omissions occurring prior to the date the provision of the Company's Articles of Incorporation limiting the liability of the Company's directors became effective. In addition, Section 55-8-30(d) of the NCBCA provides that a director is not liable for any action taken as a director, or any failure to take any action, if he or she performed the duties of his or her office in compliance with the general standards of conduct applicable to directors of North Carolina corporations.

Item 16.    Exhibits.

        The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein and is incorporated by reference.

Item 17.    Undertakings.

        (a)   Each of the undersigned registrants hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by section 10(a)(3) of the Securities Act;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however,

          Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser:

              (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

            Each of the undersigned registrants undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Index to Exhibits

Exhibit No.		Exhibit
Duke Energy Corporation

4(a)(1)	*	Amended and Restated Certificate of Incorporation of Duke Energy Corporation (filed with Duke Energy Corporation's Current Report on Form 8-K, File No. 1-32853, dated May 20, 2014, as Exhibit 3.1)

4(a)(2)	*	Amended and Restated By-Laws of Duke Energy Corporation (filed with Duke Energy Corporation's Current Report on Form 8-K, File No. 1-32853, dated January 4, 2016, as Exhibit 3.1)

4(a)(3)	*	Indenture dated June 3, 2008, between Duke Energy Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee (filed with Duke Energy Corporation's Current Report on Form 8-K, File No. 1-32853, filed June 16, 2008, as Exhibit 4.1)

4(a)(3)(i)	*	First Supplemental Indenture to Indenture, dated as of June 16, 2008 (filed with Duke Energy Corporation's Current Report on Form 8-K, File No. 1-32853, filed June 16, 2008, as Exhibit 4.2)

4(a)(3)(ii)	*	Second Supplemental Indenture, dated as of January 26, 2009 (filed with Duke Energy Corporation's Current Report on Form 8-K, File No. 1-32853, filed January 26, 2009, as Exhibit 4.1)

4(a)(3)(iii)	*	Third Supplemental Indenture, dated as of August 28, 2009 (filed with Duke Energy Corporation's Current Report on Form 8-K, File No. 1-32853, filed August 28, 2009, as Exhibit 4.1)

4(a)(3)(iv)	*	Fourth Supplemental Indenture, dated as of March 25, 2010 (filed with Duke Energy Corporation's Current Report on Form 8-K, File No. 1-32853, filed March 25, 2010, as Exhibit 4.1)

4(a)(3)(v)	*	Fifth Supplemental Indenture, dated as of August 25, 2011 (filed with Duke Energy Corporation's Current Report on Form 8-K, File No. 1-32853, filed August 25, 2011, as Exhibit 4.1)

4(a)(3)(vi)	*	Sixth Supplemental Indenture, dated as of November 17, 2011 (filed with Duke Energy Corporation's Current Report on Form 8-K, File No. 1-32853, filed November 17, 2011, as Exhibit 4.1)

4(a)(3)(vii)	*	Seventh Supplemental Indenture, dated as of August 16 , 2012 (filed with Duke Energy Corporation's Current Report on Form 8-K, File No. 1-32853, filed August 16, 2012, as Exhibit 4.1)

4(a)(3)(viii)	*	Eighth Supplemental Indenture, dated as of January 14, 2013 (filed with Duke Energy Corporation's Current Report on Form 8-A, File No. 1-32853, filed January 14, 2013, as Exhibit 2)

4(a)(3)(ix)	*	Ninth Supplemental Indenture, dated as of June 13, 2013 (filed with Duke Energy Corporation's Current Report on Form 8-K, File No. 1-32853, filed June 13, 2013, as Exhibit 4.1)

4(a)(3)(xi)	*	Eleventh Supplemental Indenture, dated as of April 4, 2014, (incorporated by reference to Exhibit 4.1 to Duke Energy Corporation's Current Report on Form 8-K filed on April 4, 2014, File No. 1-32853)

Exhibit No.		Exhibit
4(a)(3)(xii)	*	Twelfth Supplemental Indenture, dated as of November 19, 2015 (incorporated by reference to Exhibit 4.2 to Duke Energy Corporation's Current Report on Form 8-K filed on November 19, 2015, File No. 1-32853)

4(a)(3)(xiii)	*	Thirteenth Supplemental Indenture, dated as of April 18, 2016, to the indenture, dated as of June 3, 2008, between Duke Energy Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to Duke Energy Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, File No. 1-32853)

4(a)(3)(xiv)	*	Fourteenth Supplemental Indenture, dated as of August 12, 2016, to the indenture, dated as of June 3, 2008, between Duke Energy Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to Duke Energy Corporation's Current Report on Form 8-K filed on August 12, 2016, File No. 1-32853)

4(a)(3)(xv)	*	Fifteenth Supplemental Indenture, dated as of April 11, 2017, to the indenture, dated as of June 3, 2008, between Duke Energy Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.2 to Duke Energy Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, File No. 1-32853)

4(a)(3)(xvi)	*	Sixteenth Supplemental Indenture, dated as of June 13, 2017, to the indenture, dated as of June 3, 2008, between Duke Energy Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to Duke Energy Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, File No. 1-32853)

4(a)(3)(xvii)	*	Seventeenth Supplemental Indenture, dated as of August 10, 2017, to the indenture, dated as of June 3, 2008, between Duke Energy Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to Duke Energy Corporation's Current Report on Form 8-K filed on August 10, 2017, File No. 1-32853)

4(a)(3)(xviii)	*	Eighteenth Supplemental Indenture, dated as of March 29, 2018, to the indenture, dated as of June 3, 2008, between Duke Energy Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.2 to Duke Energy Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, File No. 1-32853)

4(a)(3)(xix)	*	Nineteenth Supplemental Indenture, dated as of May 16, 2018, to the indenture, dated as of June 3, 2008, between Duke Energy Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to Duke Energy Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, File No. 1-32853)

4(a)(3)(xx)	*	Twentieth Supplemental Indenture, dated as of September 17, 2018, to the indenture, dated as of June 3, 2008, between Duke Energy Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.2 to Duke Energy Corporation's Form 8-A filed on September 17, 2018, File No. 1-32853)

Exhibit No.		Exhibit
4(a)(3)(xxi)	*	Twenty-First Supplemental Indenture, dated as of March 11, 2019, to the indenture, dated as of June 3, 2008, between Duke Energy Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to Duke Energy Corporation's Current Report on Form 8-K filed on March 11, 2019, File No. 1-32853)

4(a)(3)(xxii)	**	Form of Certificate of Designations for Preferred Stock

4(a)(3)(xxiii)	**	Form of Deposit Agreement (including the form of depositary share)

5(a)(1)		Opinion of counsel to Duke Energy Corporation as to legality of the securities

23(a)(1)		Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm for Duke Energy Corporation

23(a)(2)		Consent of counsel to Duke Energy Corporation (included in opinion in Exhibit 5(a)(1))

24(a)(1)	*	Power of Attorney of certain officers and directors of Duke Energy Corporation (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form S-3, Registration No. 333-229450)

24(a)(2)	*	Resolution of Duke Energy Corporation regarding Power of Attorney (incorporated by reference to Exhibit 24.2 to the Registration Statement on Form S-3, Registration No. 333-229450)

25(a)(1)	***	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A. relating to the Duke Energy Corporation Indenture dated as of June 3, 2008

Duke Energy Carolinas, LLC

4(b)(1)	*	Senior Indenture between Duke Energy Carolinas, LLC and The Bank of New York Mellon Trust Company, N.A., as successor trustee to JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), dated as of September 1, 1998 (filed with Post-Effective Amendment No. 2 to Form S-3, File No. 333-14209, effective April 7, 1999, as Exhibit 4-D-1)

4(b)(1)(i)	*	Fifteenth Supplemental Indenture to Indenture, dated as of April 3, 2006 (filed with Form S-3, File No. 333-146483, as Exhibit 4.4.1)

4(b)(1)(ii)	*	Sixteenth Supplemental Indenture to Indenture, dated as of June 5, 2007 (filed with Duke Energy Carolinas, LLC's Current Report on Form 8-K, File No. 1-4928, filed June 6, 2007)

4(b)(2)	*	Subordinated Indenture between Duke Energy Carolinas, LLC and The Bank of New York Mellon Trust Company, N.A., as successor trustee to JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), dated as of December 1, 1997 (filed with Post-Effective Amendment No. 1 to Form S-3, File No. 333-14209, effective September 3, 1998, as Exhibit 4-D-2)

4(b)(3)	*	First and Refunding Mortgage from Duke Energy Carolinas, LLC to The Bank of New York Mellon Trust Company, N.A., successor trustee to Guaranty Trust Company of New York, dated as of December 1, 1927 (filed with Form S-1, File No. 2-7224, effective October 15, 1947, as Exhibit 7(a))

Exhibit No.		Exhibit
4(b)(3)(i)	*	Instrument of Resignation, Appointment and Acceptance among Duke Energy Carolinas, LLC, JPMorgan Chase Bank, N.A., as Trustee, and The Bank of New York Mellon Trust Company, N.A., as Successor Trustee, dated as of September 24, 2007 (Filed with Form S-3, File No. 333-146483, as Exhibit 4.6.1)

4(b)(3)(ii)	*	Ninth Supplemental Indenture, dated as of February 1, 1949 (filed with Form S-1, File No. 2-7808, effective February 3, 1949, as Exhibit 7(j))

4(b)(3)(iii)	*	Twentieth Supplemental Indenture, dated as of June 15, 1964 (filed with Form S-1, File No. 2-25367, effective August 23, 1966, as Exhibit 4-B-20)

4(b)(3)(iv)	*	Twentieth-third Supplemental Indenture, dated as of February 1, 1968 (filed with Form S-9, File No. 2-31304, effective January 21, 1969, as Exhibit 2-B-26)

4(b)(3)(v)	*	Sixtieth Supplemental Indenture, dated as of March 1, 1990 (filed with Duke Energy Carolinas, LLC's Annual Report on Form 10-K for the year ended December 31, 1990, File No.1-4928, as Exhibit 4-B-61)

4(b)(3)(vi)	*	Sixty-third Supplemental Indenture, dated as of July 1, 1991 (filed with Form S-3, File No. 33-45501, effective February 13, 1992, as Exhibit 4-B-64)

4(b)(3)(vii)	*	Eighty-fourth Supplemental Indenture dated as of March 20, 2006 (Filed with Form S-3, File No. 333-146483, as Exhibit 4.6.9)

4(b)(3)(viii)	*	Eighty-fifth Supplemental Indenture, dated as of January 10, 2008 (filed with Duke Energy Carolinas, LLC's Current Report on Form 8-K, File No. 1-4928, filed January 11, 2008, as Exhibit 4.1)

4(b)(3)(ix)	*	Eighty-seventh Supplemental Indenture, dated as of April 14, 2008 (filed with Duke Energy Carolinas, LLC's Current Report on Form 8-K, File No. 1-4928, filed April 15, 2008, as Exhibit 4.1)

4(b)(3)(x)	*	Eighty-eighth Supplemental Indenture, dated as of November 17, 2008 (filed with Duke Energy Carolinas, LLC's Current Report on Form 8-K, File No. 1-4928, filed November 20, 2008, as Exhibit 4.1)

4(b)(3)(xi)	*	Ninetieth Supplemental Indenture, dated as of November 19, 2009 (filed with Duke Energy Carolinas, LLC's Current Report on Form 8-K, File No. 1-4928, filed November 19, 2009, as Exhibit 4.1)

4(b)(3)(xii)	*	Ninety-first Supplemental Indenture, dated as of June 7, 2010 (filed with Duke Energy Carolinas, LLC's Current Report on Form 8-K, File No.1-4928, filed June 7, 2010, as Exhibit 4.1)

4(b)(3)(xiii)	*	Ninety-third Supplemental Indenture, dated as of May 19, 2011 (filed with Duke Energy Carolinas, LLC's Current Report on Form 8-K, File No.1-4928, filed May 19, 2011, as Exhibit 4.1)

4(b)(3)(xiv)	*	Ninety-fourth Supplemental Indenture, dated as of December 8, 2011 (filed with Duke Energy Carolinas, LLC's Current Report on Form 8-K, File No. 1-4928, filed December 8, 2011, as Exhibit 4.1)

4(b)(3)(xv)	*	Ninety-fifth Supplemental Indenture, dated as of September 21, 2012 (filed with Duke Energy Carolinas, LLC's Current Report on Form 8-K, File No. 1-4928, filed September 21, 2012, as Exhibit 4.1)

Exhibit No.		Exhibit
4(b)(3)(xvi)	*	Ninety-sixth Supplemental Indenture, dated as of March 12, 2015, between Duke Energy Carolinas, LLC and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to Duke Energy Carolina, LLC's Current Report on Form 8-K filed on March 12, 2015, File No. 1-4928)

4(b)(3)(xvii)	*	Ninety-seventh Supplemental Indenture, dated as of March 11, 2016 (incorporated by reference to Exhibit 4.1 to Duke Energy Carolinas, LLC's Current Report on Form 8-K filed on March 11, 2016, File No. 1-04928)

4(b)(3)(xviii)	*	Ninety-eighth Supplemental Indenture, dated as of November 17, 2016, (incorporated by reference to Exhibit 4.1 to Duke Energy Carolinas, LLC's Current Report on Form 8-K filed on November 17, 2016, File No. 1-4928)

4(b)(3)(xix)	*	Ninety-ninth Supplemental Indenture, dated as of November 14, 2017, (incorporated by reference to Exhibit 4.1 to Duke Energy Carolinas, LLC's Current Report on Form 8-K filed on November 14, 2017, File No. 1-4928)

4(b)(3)(xxx)	*	One Hundredth Supplemental Indenture, dated as of March 1, 2018 (incorporated by reference to Exhibit 4.1 to Duke Energy Carolinas, LLC's Current Report on Form 8-K filed on March 1, 2018, File No. 1-4928).

4(b)(3)(xxxi)	*	One Hundred and first Supplemental Indenture, dated as of November 1, 2018 (incorporated by reference to Exhibit 4.1 to Duke Energy Carolinas, LLC's Current Report on Form 8-K filed on November 8, 2018, File No. 1-4928)

5(b)(1)	***	Opinion of counsel to Duke Energy Carolinas, LLC, as to legality of the securities (filed as Exhibit 5(b)(1) to the Registration Statement on Form S-3, Registration No. 333-213765-05)

23(b)(1)	***	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm for Duke Energy Carolinas, LLC (filed as Exhibit 23(b)(1) to the Registration Statement on Form S-3, Registration No. 333-213765-05)

23(b)(2)	***	Consent of counsel to Duke Energy Carolinas, LLC (included in opinion in Exhibit 5(b)(1) to the Registration Statement on Form S-3, Registration No. 333-213765-05)

25(b)(1)	***	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A. relating to the Duke Energy Carolinas, LLC Senior Indenture dated as of September 1, 1998 (filed as Exhibit 25(b)(1) to the Registration Statement on Form S-3, Registration No. 333-213765-05)

25(b)(2)	***	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A. relating to the Duke Energy Carolinas, LLC Subordinated Indentrue dated as of December 1, 1997 (filed as Exhibit 25(b)(2) to the Registration Statement on Form S-3, Registration No. 333-213765-05)
25(b)(3)	***	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A. relating to the Duke Energy Carolinas, LLC Mortgage Indenture dated as of December 1, 1927 (filed as Exhibit 25(b)(3) to the Registration Statement on Form S-3, Registration No. 333-213765-05)

Duke Energy Florida, LLC

Exhibit No.		Exhibit
4(c)(1)	*	Indenture (for First Mortgage Bonds), dated as of January 1, 1944, between Duke Energy Florida, Inc. (formerly, Florida Power Corporation) and The Bank of New York Mellon (as successor to Guaranty Trust Company of New York and The Florida National Bank of Jacksonville), as Trustee (filed as Exhibit B-18 to the Registration Statement on Form A-2, File No. 2-5293)

4(c)(1)(i)	*	Seventh Supplemental Indenture (filed as Exhibit 4(b) to Registration Statement on Form S-3, File No. 33-16788, filed on September 27, 1991)

4(c)(1)(ii)	*	Eighth Supplemental Indenture (filed as Exhibit 4(c) to Registration Statement on Form S-3, File No. 33-16788, filed on September 27, 1991)

4(c)(1)(iii)	*	Sixteenth Supplemental Indenture (filed as Exhibit 4(d) to Registration Statement on Form S-3, File No. 33-16788, filed on September 27, 1991)

4(c)(1)(iv)	*	Twenty-ninth Supplemental Indenture (filed as Exhibit 4(c) to Registration Statement on Form S-3, File No. 2-79832, filed on September 17, 1982)

4(c)(1)(v)	*	Thirty-eighth Supplemental Indenture (filed as exhibit 4(f) to Registration Statement on Form S-3, File No. 33-55273, filed on August 29, 1994)

4(c)(1)(vi)	*	Forty-first Supplemental Indenture (filed as Exhibit 4 to Duke Energy Florida, LLC's Current Report on Form 8-K, File No. 1-03274, filed on February 21, 2003)

4(c)(1)(vii)	*	Forty-second Supplemental Indenture (filed as Exhibit 4 to Duke Energy Florida, LLC's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, File No. 1-03274, filed on August 11, 2003)

4(c)(1)(viii)	*	Forty-third Supplemental Indenture (filed as Exhibit 4 to Duke Energy Florida, LLC's Current Report on Form 8-K, File No. 1-03274, filed on November 21, 2003)

4(c)(1)(ix)	*	Forty-fourth Supplemental Indenture (filed as Exhibit 4.(m) to Duke Energy Florida, LLC's Annual Report on Form 10-K, File No. 1-03274, filed on March 16, 2005)

4(c)(1)(x)	*	Forty-sixth Supplemental Indenture (filed as Exhibit 4 to Duke Energy Florida, LLC's Current Report on Form 8-K, File No. 1-03274, filed on September 19, 2007)

4(c)(1)(xi)	*	Forty-seventh Supplemental Indenture (filed as Exhibit 4 to Duke Energy Florida, LLC's Current Report on Form 8-K, File No. 1-03274, filed on December 13, 2007)

4(c)(1)(xii)	*	Forty-eighth Supplemental Indenture (filed as Exhibit 4 to Duke Energy Florida, LLC's Current Report on Form 8-K, File No. 1-03274, filed on June 18, 2008)

4(c)(1)(xiii)	*	Forty-ninth Supplemental Indenture (filed as Exhibit 4 to Duke Energy Florida, LLC's Current Report on Form 8-K, File No. 1-03274, filed on March 25, 2010)

4(c)(1)(xiv)	*	Fiftieth Supplemental Indenture (filed as Exhibit 4 to Duke Energy Florida, LLC's Current Report on Form 8-K, File No. 1-03274, filed on August 18, 2011)
4(c)(1)(xv)	*	Fifty-first Supplemental Indenture (filed as Exhibit 4.1 to Duke Energy Florida, LLC's Current Report on Form 8-K, File No. 1-03274, filed on November 20, 2012)

4(c)(1)(xvi)	***	Fifty-second Supplemental Indenture, dated as of August 1, 2015 (filed as Exhibit 4(c)(1)(xvi) to the Registration Statement on Form S-3, Registration No. 333-213765-04)

Exhibit No.		Exhibit
4(c)(1)(xvii)	*	Fifty-third Supplemental Indenture (filed as Exhibit 4.1 to Duke Energy Florida, LLC's Current Report on Form 8-K, File No. 1-03274, filed on September 9, 2016)

4(c)(1)(xviii)	*	Fifty-fifth Supplemental Indenture, dated as of June 1, 2018, (filed as Exhibit 4.1 to Duke Energy Florida, LLC's Current Report on Form 8-K filed on June 21, 2018, File No. 1-3274).

4(c)(1)(xix)	*	Form of Supplemental Indenture relating to First Mortgage Bonds (filed as Exhibit 4(c)(2) to the Registration Statement on Form S-3, File No. 333-155418, filed on November 18, 2008)

4(c)(2)	*	Indenture (for Debt Securities), dated as of December 7, 2005, between Duke Energy Florida, LLC, f/k/a Florida Power Corporation and The Bank of New York Mellon Trust Company, N.A. (successor in interest to J.P. Morgan Trust Company, National Association), as Trustee (filed as Exhibit 4(a) to Duke Energy Florida, LLC's Current Report on Form 8-K dated December 13, 2005, File No. 1-03274)

4(c)(2)(i)	*	First Supplemental Indenture, dated as of December 12, 2017, between Duke Energy Florida, LLC and The Bank of New York Mellon Trust Company, N.A. (successor in interest to J.P. Morgan Trust Company, National Association), as Trustee (filed as Exhibit 4.1 to Duke Energy Florida, LLC's Current Report on Form 8-K filed on December 12, 2017, File No. 1-03274)

4(c)(3)	*	Form of Indenture (for [Subordinated] Debt Securities) (open ended) (filed as Exhibit 4(a)(2) to the Registration Statement on Form S-3, File No. 333-155418, filed on November 18, 2008)

5(c)(1)	***	Opinion of counsel to Duke Energy Florida, LLC, as to legality of the securities (filed as Exhibit 5(c)(1) to the Registration Statement on Form S-3, Registration No. 333-213765-04)

23(c)(1)	***	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm for Duke Energy Florida, LLC (filed as Exhibit 23(c)(1) to the Registration Statement on Form S-3, Registration No. 333-213765-04)

23(c)(2)	***	Consent of counsel to Duke Energy Florida, LLC (included in opinion in Exhibit 5(c)(1) to the Registration Statement on Form S-3, Registration No. 333-213765-04)

25(c)(1)	***	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon relating to Duke Energy Florida, LLC Indenture for First Mortgage Bonds, dated as of January 1, 1944 (filed as Exhibit 25(c)(1) to the Registration Statement on Form S-3, Registration No. 333-213765-04)

25(c)(2)	***	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A. relating to the Duke Energy Florida, LLC Indenture (for Debt Securities) dated as of December 7, 2005 (filed as Exhibit 25(c)(2) to the Registration Statement on Form S-3, Registration No. 333-213765-04)

25(c)(3)	**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee to be named later under an additional form of indenture relating to Debt Securities of Duke Energy Florida, LLC, which is referenced as Exhibit 4(c)(3) above

Exhibit No.		Exhibit
Duke Energy Indiana, LLC

4(d)(1)	*	Indenture dated as of November 15, 1996, between Duke Energy Indiana, Inc. and The Bank of New York Mellon Trust Company, N.A., as Successor Trustee (filed with Duke Energy Indiana, LLC's Annual Report on Form 10-K for the year ended December 31, 1996, File No. 1-11377, as Exhibit 4.V)

4(d)(1)(i)	*	Third Supplemental Indenture dated as of March 15, 1998 (filed with Duke Energy Indiana, LLC's Annual Report on Form 10-K for the year ended December 31, 1997, File No. 1-11377, as Exhibit 4)

4(d)(1)(ii)	*	Eighth Supplemental Indenture dated as of September 23, 2003 (filed with Duke Energy Indiana, LLC's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, File No. 1-3543, as Exhibit 4.2)

4(d)(1)(iii)	*	Ninth Supplemental Indenture dated as of October 21, 2005 (filed with Form S-3, File No. 333-169633, effective September 29, 2010, as Exhibit 4.7.3)

4(d)(1)(iv)	*	Tenth Supplemental Indenture dated as of June 9, 2006 (filed with Duke Energy Indiana, LLC's Current Report on Form 8-K, File No. 1-3543, filed June 15, 2006, as Exhibit 4.1)

4(d)(2)	*	Original Indenture (First Mortgage Bonds) dated September 1, 1939, between Duke Energy Indiana, Inc. and Deutsche Bank National Trust Company, as Successor Trustee (filed as an exhibit in File No. 70-258)

4(d)(2)(i)	*	Tenth Supplemental Indenture, dated July 1, 1952 (filed as an exhibit in File No. 2-9687)

4(d)(2)(ii)	*	Twenty-third Supplemental Indenture, dated January 1, 1977 (filed as an exhibit in File No. 2-57828)

4(d)(2)(iii)	*	Twenty-fifth Supplemental Indenture, dated September 1, 1978 (filed as an exhibit in File No. 2-62543)

4(d)(2)(iv)	*	Twenty-sixth Supplemental Indenture, dated September 1, 1978 (filed as an exhibit in File No. 2-62543)

4(d)(2)(v)	*	Thirtieth Supplemental Indenture, dated August 1, 1980 (filed as an exhibit in File No. 2-68562)

4(d)(2)(vi)	*	Thirty-fifth Supplemental Indenture, dated March 30, 1984 (filed as an exhibit to Duke Energy Indiana, LLC's Annual Report on Form 10-K for the year ended December 31, 1984, File No. 1-3543)

4(d)(2)(vii)	*	Forty-sixth Supplemental Indenture, dated June 1, 1990 (filed as an exhibit to Duke Energy Indiana, LLC's Annual Report on Form 10-K for the year ended December 31, 1991, File No. 1-3543)

4(d)(2)(viii)	*	Forty-seventh Supplemental Indenture, dated July 15, 1991 (filed as an exhibit to Duke Energy Indiana, LLC's Annual Report on Form 10-K for the year ended December 31, 1991, File No. 1-3543)

4(d)(2)(ix)	*	Forty-eighth Supplemental Indenture, dated July 15, 1992 (filed as an exhibit to Duke Energy Indiana, LLC's Annual Report on Form 10-K for the year ended December 31, 1992, File No. 1-3543)

Exhibit No.		Exhibit
4(d)(2)(x)	*	Fifty-second Supplemental Indenture, dated April 30, 1999 (filed with Duke Energy Indiana, LLC's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, File No. 1-3543, as Exhibit 4)

4(d)(2)(xi)	*	Fifty-seventh Supplemental Indenture, dated as of August 21, 2008 (filed with Duke Energy Indiana, LLC's Current Report on Form 8-K, File No. 1-3543, filed August 21, 2008, as Exhibit 4.1)

4(d)(2)(xii)	*	Fifty-eighth Supplemental Indenture, dated as of December 19, 2008 (filed with Duke Energy Indiana, LLC's Current Report on Form S-3, File No. 333-169633-02, effective September 29, 2010, as Exhibit 4.8.12)

4(d)(2)(xiii)	*	Fifty-ninth Supplemental Indenture, dated as of March 23, 2009 (filed with Duke Energy Indiana, LLC's Current Report on Form 8-K, File No. 1-3543, filed March 24, 2009, as Exhibit 4.1)

4(d)(2)(xiv)	*	Sixtieth Supplemental Indenture, dated as of June 1, 2009 (filed with Form S-3, File No. 333-169633-02, effective September 29, 2010, as Exhibit 4.8.14)

4(d)(2)(xv)	*	Sixty-first Supplemental Indenture, dated as of October 1, 2009 (filed with Form S-3, File No. 333-169633-02, effective September 29, 2010, as Exhibit 4.8.15)

4(d)(2)(xvi)	*	Sixty-second Supplemental Indenture, dated as of July 9, 2010 (filed with Duke Energy Indiana, LLC's Current Report on Form 8-K, File No. 1-3543, filed July 9, 2010, as Exhibit 4.1)

4(d)(2)(xvii)	*	Sixty-third Supplemental Indenture, dated as of September 23, 2010 (filed with Form S-3, File No. 333-169633-02, effective September 29, 2010, as Exhibit 4.8.17)

4(d)(2)(xviii)	*	Sixty-fourth Supplemental Indenture, dated as of December 1, 2011 (filed with Form S-3, File No. 333-191462-03, effective September 30, 2013, as Exhibit 4(d)(2)(xviii))

4(d)(2)(xix)	*	Sixty-fifth Supplemental Indenture, dated as of March 15, 2012 (filed with Duke Energy Indiana, LLC's Current Report on Form 8-K, File No. 1-3543, filed March 15, 2012, as Exhibit 4.1)

4(d)(2)(xx)	*	Sixty-sixth Supplemental Indenture, dated as of July 11, 2013 (filed with Duke Energy Indiana, LLC's Current Report on Form 8-K, File No. 1-3543, filed July 11, 2013, as Exhibit 4.1)

4(d)(2)(xxi)	*	Sixty-seventh Supplemental Indenture, dated as of January 1, 2016, between Duke Energy Indiana, Inc. and Deutsche Bank National Trust Company, as Trustee, supplementing and amending the Indenture of Mortgage or Deed of Trust, dated September 1, 1939, between Duke Energy Indiana, Inc. and Deutsche Bank National Trust Company, as Trustee (incorporated by reference to Exhibit 4.2 to Duke Energy Indiana, LLC's Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, File No. 1-3543)

4(d)(2)(xxii)	*	Sixty-Eighth Supplemental Indenture, dated as of May 12, 2016 (incorporated by reference to Exhibit 4.1 to Duke Energy Indiana, LLC's Current Report on Form 8-K filed on May 12, 2016, File No. 1-3543)

5(d)(1)	***	Opinion of counsel to Duke Energy Indiana, LLC, as to legality of the securities (filed as Exhibit 5(d)(1) to the Registration Statement on Form S-3, Registration No. 333-213765-03)

Exhibit No.		Exhibit
23(d)(1)	***	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm for Duke Energy Indiana, LLC (filed as Exhibit 23(d)(1) to the Registration Statement on Form S-3, Registration No. 333-213765-03)

23(d)(2)	***	Consent of counsel to Duke Energy Indiana, LLC (included in opinion in Exhibit 5(d)(1) to the Registration Statement on Form S-3, Registration No. 333-213765-03)

25(d)(1)	***	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Deutsche Bank National Trust Company relating to Mortgage Indenture of Duke Energy Indiana, Inc. (filed as Exhibit 25 (d)(1) to the Registration Statement on Form S-3, Registration No. 333-213765-03)

25(d)(2)	***	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A. relating to the Duke Energy Indiana, LLC Debenture Indenture, dated as of November 15, 1996. (filed as Exhibit 25(d)(2) to the Registration Statement on Form S-3, Registration No. 333-213765-03)

Duke Energy Ohio, Inc.

4(e)(1)	*	Indenture (Unsecured Debt Securities) between Duke Energy Ohio, Inc. and The Bank of New York Mellon Trust Company, N.A., as Successor Trustee, dated as of May 15, 1995 (filed with Form 8-A of Duke Energy Ohio, Inc., File No. 1-1232, on July 27, 1995, as Exhibit 3)

4(e)(1)(i)	*	First Supplemental Indenture, dated as of June 1, 1995 (filed with Duke Energy Ohio, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, File No. 1-1232, as Exhibit 4.B)

4(e)(1)(ii)	*	Seventh Supplemental Indenture, dated as of June 15, 2003 (filed with Duke Energy Ohio, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, File No. 1-1232, as Exhibit 4.1)

4(e)(2)	*	Original Indenture (First Mortgage Bonds) between Duke Energy Ohio, Inc. and The Bank of New York Mellon Trust Company, N.A., as Successor Trustee, dated as of August 1, 1936 (filed as an exhibit to Registration Statement No. 2-2374)

4(e)(2)(i)	*	Fortieth Supplemental Indenture, dated as of March 23, 2009 (filed with Duke Energy Ohio, Inc.'s Current Report on Form 8-K, File No. 1-1232, filed March 24, 2009, as Exhibit 4.1)

4(e)(2)(ii)	*	Forty-second Supplemental Indenture, dated as of September 6, 2013 (filed with Duke Energy Ohio, Inc.'s Current Report on Form 8-K, File No. 1-1232, filed September 6, 2013, as Exhibit 4.1)

4(e)(2)(iii)	*	Forty-Fourth Supplemental Indenture, dated as of June 23, 2016 (incorporated by reference to Exhibit 4.1 to Duke Energy Ohio, Inc.'s Current Report on Form 8-K filed on June 23, 2016, File No. 1-1232).

4(e)(2)(iv)	*	Forty-fifth Supplemental Indenture, dated as of March 27, 2017 (incorporated by reference to Exhibit 4.1 to Duke Energy Ohio, Inc.'s Current Report on Form 8-K filed on March 27,2017, File No. 1-01232).

Exhibit No.		Exhibit
4(e)(2)(v)	*	Forty-sixth Supplemental Indenture, dated as of January 8, 2019, (incorporated by reference to Exhibit 4.1 to Duke Energy Ohio, Inc.'s Current Report on Form 8-K filed on January 8, 2019, File No. 1-1232).

5(e)(1)	***	Opinion of counsel to Duke Energy Ohio, Inc., as to legality of the securities (filed as Exhibit 5(e)(1) to the Registration Statement on Form S-3, Registration No. 333-213765-02)

23(e)(1)	***	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm for Duke Energy Ohio, Inc. (filed as Exhibit 23(e)(1) to the Registration Statement on Form S-3, Registration No. 333-213765-02)

23(e)(2)	***	Consent of counsel to Duke Energy Ohio, Inc. (included in opinion in Exhibit 5(e)(1) to the Registration Statement on Form S-3, Registration No. 333-213765-02)

25(e)(1)	***	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A. relating to the Duke Energy Ohio, Inc. Debenture Indenture, dated as of May 15, 1995 (filed as Exhibit 25(e)(1) to the Registration Statement on Form S-3, Registration No. 333-213765-02)

25(e)(2)	***	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A. relating to the Duke Energy Ohio, Inc. Mortgage Indenture, dated as of August 1, 1936 (filed as Exhibit 25(e)(2) to the Registration Statement on Form S-3, Registration No. 333-213765-02)

Duke Energy Progress, LLC

4(f)(1)	*	Mortgage and Deed of Trust dated as of May 1, 1940 between Duke Energy Progress, Inc. (formerly, Carolina Power & Light Company) and The Bank of New York Mellon (formerly, Irving Trust Company) and Frederick G. Herbst (Tina D. Gonzalez, successor), as Trustees

4(f)(1)(i)	*	First through Fifth Supplemental Indentures thereto (Exhibit 2(b), File No. 2-64189); the Sixth through Sixty-sixth Supplemental Indentures (Exhibit 2(b)-5, File No. 2-16210; Exhibit 2(b)-6, File No. 2-16210; Exhibit 4(b)-8, File No. 2-19118; Exhibit 4(b)-2, File No. 2-22439; Exhibit 4(b)-2, File No. 2-24624; Exhibit 2(c), File No. 2-27297; Exhibit 2(c), File No. 2-30172; Exhibit 2(c) , File No. 2-35694; Exhibit 2(c), File No. 2-37505; Exhibit 2(c), File No. 2-39002; Exhibit 2(c), File No. 2-41738; Exhibit 2(c), File No. 2-43439; Exhibit 2(c), File No. 2-47751; Exhibit 2 (c), File No. 2-49347; Exhibit 2(c), File No. 2-53113; Exhibit 2(d), File No. 2-53113; Exhibit 2(c), File No. 2-59511; Exhibit 2(c), File No. 2-61611; Exhibit 2(d), File No. 2-64189; Exhibit 2(c), File No. 2-65514; Exhibits 2(c) and 2(d), File No. 2-66851; Exhibits 4(b)-1, 4(b)-2, and 4(b)-3, File No. 2-81299; Exhibits 4(c)-1 through 4(c)-8, File No. 2-95505; Exhibits 4(b) through 4(h), File No. 33-25560; Exhibits 4(b) and 4(c), File No. 33-33431; Exhibits 4(b) and 4(c), File No. 33-38298; Exhibits 4(h) and 4(i), File No. 33-42869; Exhibits 4(e)-(g), File No. 33-48607; Exhibits 4(e) and 4(f), File No. 33-55060; Exhibits 4(e) and 4(f), File No. 33-60014; Exhibits 4(a) and 4(b) to Post-Effective Amendment No. 1, File No. 33-38349; Exhibit 4(e), File No. 33-50597; Exhibit 4(e) and 4(f) to the Registration Statement on Form S-3, File No. 33-57835, filed with the SEC on February 24, 1995; Exhibit to the Current Report on Form 8-K dated August 28, 1997, File No. 1-3382; Exhibit 4(b) to the Registration Statement on Form S-3, File No. 333-69237, filed on December 18, 1998; and Exhibit 4(c) to the Current Report on Form 8-K dated March 19, 1999, File No. 1-3382)

Exhibit No.		Exhibit

4(f)(1)(ii)	*	Seventy-second Supplemental Indenture (filed as Exhibit 4 to Duke Energy Progress, LLC's Quarterly Report on Current Report on Form 8-K dated September 12, 2003, File No. 1-3382)

4(f)(1)(iii)	*	Seventy-third Supplemental Indenture (filed as Exhibit 4 to Duke Energy Progress, LLC's Current Report on Form 8-K dated March 22, 2005, File No. 1-3382)

4(f)(1)(iv)	*	Seventy-fourth Supplemental Indenture (filed as Exhibit 4 to Duke Energy Progress, LLC's Current Report on Form 8-K dated November 30, 2005, File No. 1-3382)

4(f)(1)(v)	*	Seventy-fifth Supplemental Indenture (filed as Exhibit 4 to Duke Energy Progress, LLC's Current Report on Form 8-K dated March 13, 2008, File No. 1-3382)

4(f)(1)(vi)	*	Seventy-sixth Supplemental Indenture (filed as Exhibit 4 to Duke Energy Progress, LLC's Current Report on Form 8-K dated January 15, 2009, File No. 1-3382)

4(f)(1)(viii)	*	Seventy-seventh Supplemental Indenture (filed as Exhibit 4 to Duke Energy Progress, LLC's Current Report on Form 8-K dated June 23, 2009, File No. 1-3382)

4(f)(1)(ix)	*	Seventy-eighth Supplemental Indenture (filed as Exhibit 4 to Duke Energy Progress, LLC's Current Report on Form 8-K dated September 15, 2011, File No. 1-3382)

4(f)(1)(x)	*	Seventy-ninth Supplemental Indenture (filed as Exhibit 4 to Duke Energy Progress, LLC's Current Report on Form 8-K dated May 18, 2012, File No. 1-3382)

4(f)(1)(xi)	*	Eightieth Supplemental Indenture (filed as Exhibit 4.1 to Duke Energy Progress, LLC's Current Report on Form 8-K dated March 12, 2013, File No. 1-3382)

4(f)(1)(xii)	*	Eighty-second Supplemental Indenture, dated as of March 1, 2015, between the Company and The Bank of New York Mellon (formerly Irving Trust Company) and Tina D. Gonzalez (successor to Frederick G. Herbst) and forms of global notes (incorporated by reference to Exhibit 4.1 to Duke Energy Progress, LLC's Current Report on Form 8-K filed on March 6, 2014, File No. 1-3382)

4(f)(1)(xiii)	*	Eighty-third Supplemental Indenture, dated as of November 1, 2014, between the Company and The Bank of New York Mellon (formerly Irving Trust Company) and Tina D. Gonzalez (successor to Frederick G. Herbst) and forms of global notes (incorporated by reference to Exhibit 4.1 to Duke Energy Progress, LLC's Current Report on Form 8-K filed on November 20, 2014, File No. 1-3382)

4(f)(1)(xiv)	***	Eighty-fourth Supplemental Indenture, dated as of August 1, 2015 (filed as Exhibit 4(f)(1)(xiii) to the Registration Statement on Form S-3, Registration No. 333-213765-01)

4(f)(1)(xv)	*	Eighty-fifth Supplemental Indenture, dated as of August 1, 2015, (incorporated by reference to Exhibit 4.1 to Duke Energy Progress, LLC's Current Report on Form 8-K filed on August 13, 2015, File No. 1-3382).

4(f)(1)(xvi)	*	Eighty-sixth Supplemental Indenture, dated as of September 1, 2016 (filed as Exhibit 4.1 to Duke Energy Progress, LLC's Current Report Form 8-K, filed on September 16, 2016, File No. 1-3382)

Exhibit No.		Exhibit
4(f)(1)(xvii)	*	Eighty-seventh Supplemental Indenture, dated as of September 1, 2017 (incorporated by reference to Exhibit 4.1 to Duke Energy Progress, LLC's Current Report on Form 8-K filed on September 8, 2017, File No. 1-3382).

4(f)(1)(xviii)	*	Eighty-eighth Supplemental Indenture, dated as of August 1, 2018 (incorporated by reference to Exhibit 4.1 to Duke Energy Progress, LLC's Current Report on Form 8-K filed on August 9, 2018, File No. 1-3382).

4(f)(1)(xix)	*	Eighty-ninth Supplemental Indenture, dated as of March 1, 2019 (incorporated by reference to Exhibit 4.1 to Duke Energy Progress, LLC's Current Report on Form 8-K filed on March 7, 2019, File No. 1-3382).

4(f)(1)(xx)	*	Form of Supplemental Indenture relating to First Mortgage Bonds (filed as Exhibit 4(b)(4) to the Registration Statement on Form S-3, Registration No. 333-179835-02)

4(f)(2)	*	Indenture (for Debt Securities), dated as of October 28, 1999, between Duke Energy Progress, Inc. (formerly, Carolina Power & Light Company) and The Bank of New York Mellon (successor in interest to The Chase Manhattan Bank), as Trustee (filed as Exhibit 4(a) to Duke Energy Progress, LLC's Current Report on Form 8-K dated November 5, 1999, File No. 1-3382)

4(f)(3)	***	Indenture (for [Subordinated] Debt Securities) (open ended) (filed as Exhibit 4(a)(2) to the Registration Statement on Form S-3, File No. 333-155418, filed on November 18, 2008)

5(f)(1)	***	Opinion of counsel to Duke Energy Progress, LLC, as to legality of the securities (filed as Exhibit 5(f)(1) to the Registration Statement on Form S-3, Registration No. 333-213765-01)

23(f)(1)	***	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm for Duke Energy Progress, LLC (filed as Exhibit 23(f)(1) to the Registration Statement on Form S-3, Registration No. 333-213765-01)

23(f)(2)	***	Consent of counsel to Duke Energy Progress, LLC (included in opinion in Exhibit 5(f)(1) to the Registration Statement on Form S-3, Registration No. 333-213765-01)

25(f)(1)	***	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as Trustee under the Duke Energy Progress, LLC Mortgage, dated as of May 1, 1940 (filed as Exhibit 25(f)(1) to the Registration Statement on Form S-3, Registration No. 333-213765-01)

25(f)(2)	***	Form T-2 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Tina D. Gonzalez, as Trustee under Duke Energy Progress, LLC Mortgage, dated as of May 1, 1940 (filed as Exhibit 25(f)(2) to the Registration Statement on Form S-3, Registration No. 333-213765-01)

25(f)(3)	***	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon as Trustee under the Duke Energy Progress, LLC Indenture (For Debt Securities), dated as of October 28, 1999 (filed as Exhibit 25(f)(3) to the Registration Statement on Form S-3, Registration No. 333-213765-01)

25(f)(4)	**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee (to be named later) under Duke Energy Progress, LLC form of indenture referenced as exhibit 4(f)(3) above for [Subordinated] Debt Securities

Exhibit No.		Exhibit

Piedmont Natural Gas Company, Inc.

4(g)(1)	*	Indenture, dated as of April 1, 1993, between Piedmont Natural Gas Company, Inc. and The Bank of New York Mellon Trust Company, N.A. (as successor trustee to Citibank, N.A.) (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-3, Registration No. 33-59369)

4(g)(1)(i)	*	Second Supplemental Indenture, dated as of June 15, 2003, between Piedmont Natural Gas Company, Inc. and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-3, Registration No. 333-106268)

4(g)(1)(ii)	*	Third Supplemental Indenture, dated as of June 20, 2006, between Piedmont Natural Gas Company, Inc. and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to Piedmont Natural Gas Company, Inc.'s Current Report on Form 8-K dated June 20, 2006)

4(g)(1)(iii)	*	Fourth Supplemental Indenture, dated as of May 6, 2011, between Piedmont Natural Gas Company, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-3, Registration No. 333-175386)

4(g)(1)(iv)	*	Fifth Supplemental Indenture, dated August 1, 2013, between the Company and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to Piedmont Natural Gas Company, Inc.'s Current Report on Form 8-K dated August 1, 2013)

4(g)(1)(v)	*	Sixth Supplemental Indenture, dated September 18, 2014, between the Company and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to Piedmont Natural Gas Company, Inc.'s Current Report on Form 8-K dated September 18, 2014)

4(g)(1)(vi)	*	Seventh Supplemental Indenture, dated September 14, 2015, between the Company and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to Piedmont Natural Gas Company, Inc.'s Current Report on Form 8-K dated September 14, 2015)

4(f)(1)(vii)	*	Seventy-seventh Supplemental Indenture (filed as Exhibit 4 to Piedmont Natural Gas Company, Inc.'s Current Report on Form 8-K dated June 23, 2009, File No. 1-3382)

4(f)(1)(viii)	*	Eighth Supplemental Indenture, dated July 28, 2016, between the Company and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to Piedmont Natural Gas Company, Inc.'s Current Report on Form 8-K dated July 28, 2016)

5(g)(1)	***	Opinion of counsel to Piedmont Natural Gas Company, Inc., as to legality of the securities (filed as Exhibit 5.1 to Post-Effective Amendment No. 1 to the Registration Statement on Form S-3, Registration No. 333-213765-06)

23(g)(1)	***	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm for Piedmont Natural Gas Company, Inc. (filed as Exhibit 23. 1 to Post-Effective Amendment No. 1 to the Registration Statement on Form S-3, Registration No. 333-213765-06)

Exhibit No.		Exhibit
23(g)(2)	***	Consent of counsel to Piedmont Natural Gas Company, Inc. (included in opinion in Exhibit 5.1 to Post-Effective Amendment No. 1 to the Registration Statement on Form S-3, Registration No. 333-213765-06)

25(g)(1)	***	Statement of Eligibility of the Trustee under the Trust Indenture Act of 1939 on Form T-1 with respect to the Senior Indenture (filed as Exhibit 25.1 to the Registration Statement on Form S-3, Registration No. 333-213765-06)

25(g)(2)	***	Form T-2 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Tina D. Gonzalez, as Trustee under Duke Energy Progress, LLC Mortgage, dated as of May 1, 1940 (filed as Exhibit 25(f)(2) to the Registration Statement on Form S-3, Registration No. 333-213765-01)

25(g)(3)	**	Statement of Eligibility of the Trustee under the Trust Indenture Act of 1939 on Form T-1 with respect to the Subordinated Indenture

*
Incorporated herein by reference.

**
To be incorporated by reference to a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

***
Previously filed as an exhibit to the Registration Statement.

SIGNATURES

Duke Energy Corporation

        Pursuant to the requirements of the Securities Act of 1933, Duke Energy Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on March 25, 2019.

DUKE ENERGY CORPORATION
By:	/s/ LYNN J. GOOD*
	Name:	Lynn J. Good
	Title:	Chairman, President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LYNN J. GOOD* Lynn J. Good	Director and Chairman, President and Chief Executive Officer (Principal Executive Officer)	March 25, 2019
/s/ STEVEN K. YOUNG* Steven K. Young	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 25, 2019
/s/ DWIGHT L. JACOBS* Dwight L. Jacobs	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	March 25, 2019
Majority of Directors:
/s/ MICHAEL G. BROWNING* Michael G. Browning	Director	March 25, 2019
/s/ THEODORE F. CARVER, JR.* Theodore F. Carver, Jr.	Director	March 25, 2019

Signature	Title	Date

/s/ ROBERT M. DAVIS* Robert M. Davis	Director	March 25, 2019
/s/ DANIEL R. DIMICCO* Daniel R. DiMicco	Director	March 25, 2019
/s/ JOHN H. FORSGREN* John H. Forsgren	Director	March 25, 2019
/s/ JOHN T. HERRON* John T. Herron	Director	March 25, 2019
/s/ JAMES B. HYLER, JR.* James B. Hyler, Jr.	Director	March 25, 2019
/s/ WILLIAM E. KENNARD* William E. Kennard	Director	March 25, 2019
/s/ MARIE E. MCKEE* Marie E. McKee	Director	March 25, 2019
/s/ CHARLES W. MOORMAN IV* Charles W. Moorman IV	Director	March 25, 2019
/s/ CARLOS A. SALADRIGAS* Carlos A. Saladrigas	Director	March 25, 2019
/s/ THOMAS E. SKAINS* Thomas E. Skains	Director	March 25, 2019

Signature	Title	Date

/s/ WILLIAMS E. WEBSTER, JR.* Williams E. Webster, Jr.	Director	March 25, 2019

*
The undersigned, by signing his name hereto, does hereby sign this document on behalf of the registrant and on behalf of each of the above-named persons indicated above by asterisks, pursuant to a power of attorney duly executed by the registrant and such persons, filed with the Securities and Exchange Commission as an exhibit hereto.

By:	/s/ ROBERT T. LUCAS III Attorney-in-Fact

March 25, 2019

Duke Energy Carolinas, LLC

        Pursuant to the requirements of the Securities Act of 1933, Duke Energy Carolinas, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on March 25, 2019.

DUKE ENERGY CAROLINAS, LLC
By:	/s/ LYNN J. GOOD
Lynn J. Good
Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LYNN J. GOOD Lynn J. Good	Director and Chief Executive Officer (Principal Executive Officer)	March 25, 2019
/s/ STEVEN K. YOUNG Steven K. Young	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 25, 2019
/s/ DWIGHT L. JACOBS Dwight L. Jacobs	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	March 25, 2019
/s/ DHIAA M. JAMIL. Dhiaa M. Jamil.	Director	March 25, 2019
/s/ LLOYD M. YATES Lloyd M. Yates	Director	March 25, 2019

Duke Energy Florida, LLC

        Pursuant to the requirements of the Securities Act of 1933, Duke Energy Florida, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on March 25, 2019.

DUKE ENERGY FLORIDA, LLC
By:	/s/ LYNN J. GOOD
Lynn J. Good
Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LYNN J. GOOD Lynn J. Good	Director and Chief Executive Officer (Principal Executive Officer)	March 25, 2019
/s/ STEVEN K. YOUNG Steven K. Young	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 25, 2019
/s/ DWIGHT L. JACOBS Dwight L. Jacobs	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	March 25, 2019
/s/ DOUGLAS F ESAMANN Douglas F Esamann	Director	March 25, 2019
/s/ DHIAA M. JAMIL Dhiaa M. Jamil	Director	March 25, 2019
/s/ JULIA S. JANSON Julia S. Janson	Director	March 25, 2019
/s/ LLOYD M. YATES Lloyd M. Yates	Director	March 25, 2019

Duke Energy Progress, LLC

        Pursuant to the requirements of the Securities Act of 1933, Duke Energy Progress, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on March 25, 2019.

DUKE ENERGY PROGRESS, LLC
By:	/s/ LYNN J. GOOD
Lynn J. Good
Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LYNN J. GOOD Lynn J. Good	Director and Chief Executive Officer (Principal Executive Officer)	March 25, 2019
/s/ STEVEN K. YOUNG Steven K. Young	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 25, 2019
/s/ DWIGHT L. JACOBS Dwight L. Jacobs	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	March 25, 2019
/s/ DOUGLAS F ESAMANN Douglas F Esamann	Director	March 25, 2019
/s/ DHIAA M. JAMIL Dhiaa M. Jamil	Director	March 25, 2019
/s/ JULIA S. JANSON Julia S. Janson	Director	March 25, 2019
/s/ LLOYD M. YATES Lloyd M. Yates	Director	March 25, 2019

Duke Energy Indiana, LLC

        Pursuant to the requirements of the Securities Act of 1933, Duke Energy Indiana, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on March 25, 2019.

DUKE ENERGY INDIANA, LLC
By:	/s/ LYNN J. GOOD
Lynn J. Good
Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LYNN J. GOOD Lynn J. Good	Chief Executive Officer (Principal Executive Officer)	March 25, 2019
/s/ STEVEN K. YOUNG Steven K. Young	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 25, 2019
/s/ DWIGHT L. JACOBS* Dwight L. Jacobs	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	March 25, 2019
/s/ DOUGLAS F ESAMANN Douglas F Esamann	Director	March 25, 2019
/s/ KELLY A. KARN Kelly A. Karn	Director	March 25, 2019
/s/ STAN A. PINEGAR Stan A. Pinegar	Director	March 25, 2019

Duke Energy Ohio, Inc.

        Pursuant to the requirements of the Securities Act of 1933, Duke Energy Ohio, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on March 25, 2019.

DUKE ENERGY OHIO, LLC
By:	/s/ LYNN J. GOOD
Lynn J. Good
Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LYNN J. GOOD Lynn J. Good	Director and Chief Executive Officer (Principal Executive Officer)	March 25, 2019
/s/ STEVEN K. YOUNG Steven K. Young	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 25, 2019
/s/ DWIGHT L. JACOBS Dwight L. Jacobs	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	March 25, 2019
/s/ DOUGLAS F ESAMANN Douglas F Esamann	Director	March 25, 2019
/s/ DHIAA M. JAMIL Dhiaa M. Jamil	Director	March 25, 2019

Piedmont Natural Gas Company, Inc.

        Pursuant to the requirements of the Securities Act of 1933, Piedmont Natural Gas Company, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on March 25, 2019.

PIEDMONT NATURAL GAS COMPANY, INC.
By:	/s/ LYNN J. GOOD
Lynn J. Good
Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LYNN J. GOOD Lynn J. Good	Director and Chief Executive Officer (Principal Executive Officer)	March 25, 2019
/s/ STEVEN K. YOUNG Steven K. Young	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 25, 2019
/s/ DWIGHT L. JACOBS Dwight L. Jacobs	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	March 25, 2019
/s/ DHIAA M. JAMIL Dhiaa M. Jamil	Director	March 25, 2019
/s/ FRANKLIN H. YOHO Franklin H. Yoho	Director	March 25, 2019